UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.                     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COUPANG, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

coupang

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로켓프레시

2022

Proxy Statement

And Notice of Annual Meeting
of Stockholders

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켓배송!
coupang

Notice of Annual Meeting of Stockholders

coupang

Time	Date	Virtual Meeting Site
4:00 p.m. Pacific Time	Thursday, June 16, 2022	www.virtualshareholdermeeting.com/CPNG2022

Proxy Statement

Proposals	We are holding the Annual Meeting for the following purposes, as more fully described in our proxy statement:

1.	to elect the seven director nominees named in the Proxy Statement (Proposal No. 1);

2.	to ratify the appointment of Samil PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal No. 2);

3.	to consider a non-binding vote to approve the compensation of our named executive officers (Proposal No. 3);

4.	to consider a non-binding vote on the frequency of future stockholder votes to approve the compensation of our named executive officers (Proposal No. 4); and

5.	to consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Record Date	Stockholders of record as of the close of business on April 22, 2022 (the “Record Date”) are entitled to this notice and to vote at the Annual Meeting or at any adjournment or postponement that takes place.

Proxy Voting	On or about May 2, 2022, we will mail to stockholders of record as of the Record Date (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) with instructions for accessing our proxy materials and voting instructions.

As described in the Proxy Statement, you may vote online or by phone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card.

Attending the Meeting	To attend the Annual Meeting, vote, or view the list of registered stockholders during the Annual Meeting, stockholders of record will be required to visit the meeting website listed above and log in using their 16-digit control number included on their proxy card or Internet Notice. Beneficial owners should review the proxy materials and their voting instruction form or Internet Notice for how to vote in advance of, and how to participate in, the Annual Meeting.

By Order of the Board of Directors, Harold Rogers General Counsel and Chief Administrative Officer

Coupang Inc. | 1

TABLE OF CONTENTS

PROXY STATEMENT

GENERAL INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS, THE BOARD OF DIRECTORS, AND CERTAIN GOVERNANCE MATTERS

Nominees for Election to the Board of Directors

The Board of Directors and Certain Governance Matters

Director Independence and Independence Determinations

Board Structure

Executive Sessions

Board Meetings and Attendance

Board Committees

Director Nomination Process and Qualifications

Corporate Governance Documents

Code of Business Conduct and Ethics

Stockholder Communications with the Board

Board’s Role in Risk Oversight

Director Compensation

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

Principal Accountant Fees and Services

Pre-Approval Policies and Procedures

Audit Committee Report

EXECUTIVE OFFICERS AND KEY EMPLOYEES
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Certain Related Person Transactions

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Pledge of Common Stock By Affiliates

EQUITY COMPENSATION PLAN INFORMATION

NAMED EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Other Features of Our Executive Compensation Program

Compensation Related Risks

Compensation Committee Report

Compensation Tables

NEO Employment Agreements and Potential Payments Upon Termination or Change in Control

PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF STOCKHOLDER VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

OTHER MATTERS

OTHER INFORMATION

Householding of Proxies

Additional Filings

Stockholder Proposals for the 2023 Annual Meeting of Stockholders

2 | Proxy Statement

Tower 730, 570, Songpa-daero, Songpa-gu, Seoul
Republic of Korea 05510

PROXY STATEMENT

For the 2022 Annual Meeting of Stockholders
To Be Held on Thursday, June 16, 2022

GENERAL INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Coupang, Inc. (the “Company”, “Coupang”, “we” or “us”) for use at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. To attend and vote at the Annual Meeting, and view the list of registered stockholders as of the Record Date during the meeting, stockholders of record must access the meeting website at www.virtualshareholdermeeting.com/CPNG2022 and enter the 16-digit control number found on the Internet Notice or on the proxy card provided to you with this proxy statement. If your shares are held in street name through a broker, bank, trustee, or other nominee and your Internet Notice or voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may access and vote at the Annual Meeting with the 16-digit control number indicated on that Internet Notice or voting instruction form. Otherwise, stockholders who hold their shares in street name should contact their broker bank, trustee, or other nominee that holds their shares (preferably at least five days before the Annual Meeting) to obtain a legal proxy in order to be able to attend, participate in, or vote at the Annual Meeting.

See “Attending the Virtual Meeting Online” for more information.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on June 16, 2022

This proxy statement and our 2021 Annual Report on Form 10-K are available at www.proxyvote.com.

Voting Rights

Only holders of record of our Class A common stock and Class B common stock at the close of business on April 22, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Coupang Inc. | 3

In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of Class A common stock represents one vote, and each share of Class B common stock represents 29 votes. We do not have cumulative voting rights for the election of directors. At the close of business on the Record Date, we had 1,587,109,850 shares of Class A common stock and 174,802,990 shares of Class B common stock outstanding and entitled to vote, according to the records maintained by our transfer agent. At the close of business on March 31, 2022, our directors and executive officers and their respective affiliates were entitled to vote 115,777,400 shares of Class A common stock and 174,802,990 shares of Class B common stock at the Annual Meeting, or approximately 77.9% of the voting power of the shares of our Class A common stock and Class B common stock outstanding on such date.

For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters, at Tower 730, 570, Songpa-daero, Songpa-gu, Seoul, Republic of Korea 05510, and will be available in electronic form on the day of the Annual Meeting at www.virtualshareholdermeeting.com/CPNG2022. If, due to the COVID-19 pandemic, our headquarters are closed or visitation is limited during the ten days prior to the Annual Meeting, a stockholder may send a written request to corporatesecretary@coupang.com, and we will arrange a way for the stockholder to inspect the list.

Notice of Internet Availability of Proxy Materials

As permitted by the Securities and Exchange Commission (the “SEC”) rules, Coupang is making this proxy statement and its 2021 Annual Report available to its stockholders electronically via the Internet. On or about May 2, 2022, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2021 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2021 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in those materials.

Voting Your Shares

If you are the record holder of your shares, you may vote in one of four ways. You may vote by submitting your proxy over the Internet, by telephone, or by mail, or you may vote electronically during the Annual Meeting.

4 | Proxy Statement

By Internet	By Telephone	By Mail	During the Meeting

You may vote your shares from any location in the world at www.proxyvote.com (you will need the control number printed on your Internet Notice or proxy card)	You may vote your shares by calling 1-800-690-6903 and following the instructions on your proxy card.	If you received a proxy card by mail, you may vote by completing, dating and signing the proxy card and promptly mailing it in the postage-paid envelope provided.	To vote at the meeting, visit www.virtualshareholdermeeting.com/CPNG2022 (you will need the control number printed on your Internet Notice or proxy registration confirmation email)

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 8:59 p.m. Pacific Time on June 15, 2022. Note that, in light of possible disruptions in mail service related to the COVID-19 pandemic, we encourage stockholders to submit their proxy via telephone or online.

If the shares you own are held by a broker, bank, trustee, or other nominee in a fiduciary capacity (typically referred to as being held in “street name”), you may instruct that institution on how to vote your shares. You will receive instructions from the broker, bank, trustee, or other nominee that holds your shares which you must follow in order for your shares to be voted.

Attending the Annual Meeting Online

We have determined to hold the meeting by remote communication in the form of a webcast. At this time, we believe that this is the right choice for Coupang as it provides expanded stockholder access regardless of the resources available to stockholders, improves communications, and given the ongoing pandemic, promotes the health and safety of participants by allowing them to participate from any location at no additional cost. The Annual Meeting will convene promptly at 4:00 p.m. Pacific Time on June 16, 2022. In order to attend and vote at the Annual Meeting, and view the list of registered stockholders as of the Record Date during the meeting, stockholders of record must access the meeting website at www.virtualshareholdermeeting.com/CPNG2022 and input either the 16-digit control number found on the Internet Notice or on the proxy card provided to you with this proxy statement. If your shares are held in street name through a broker, bank, trustee, or other nominee and your Internet Notice or voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on that Internet Notice or voting instruction form. Otherwise, stockholders who hold their shares in street name should contact their broker, bank, trustee, or other nominee that holds their shares (preferably at least five days before the Annual Meeting) to obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.

Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone, or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

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Technical Difficulties

We encourage you to access the Annual Meeting before it begins. Online check-in will be available at www.virtualshareholdermeeting.com/CPNG2022 approximately 15 minutes before the meeting starts on June 16, 2022. If you have difficulty accessing the meeting, please email ir@coupang.com. We will have technicians available to assist you.

Recommendations of the Board

At the Annual Meeting, our stockholders will be asked to vote on the proposals set forth below. The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or over the Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted in accordance with the Board’s recommendations as follows:

“FOR” the election of the seven director nominees named in the Proxy Statement;

“FOR” the ratification of the appointment of Samil PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

“FOR” the approval of the compensation of our named executive officers; and

“ONE YEAR” with respect to the frequency of non-binding stockholder votes to approve the compensation of our named executive officers.

We are not aware of any matters to be voted on by stockholders at the Annual Meeting other than those referenced above. If any matter is properly presented at the Annual Meeting, your executed proxy gives your proxy holder discretionary authority to vote your shares in accordance with their best judgment with respect to the matter.

Broker Non-Votes

If the shares you own are held in street name through a broker, bank, trustee, or other nominee, the broker, bank, trustee, or other nominee is required to vote your shares in accordance with your instructions. You should direct any such organization on how to vote the shares held in your account. Under applicable stock exchange rules, if you do not instruct the broker, bank, trustee, or other nominee that holds your shares on how to vote your shares, such organization will be able to vote your shares with respect to certain “routine” matters but will not be allowed to vote your shares with respect to certain “non-routine” matters. The ratification of the appointment of Samil PricewaterhouseCoopers as our independent registered public accounting firm is a routine matter. Each other proposal to be voted on at the Annual Meeting is a non-routine matter. Generally, broker non-votes occur when shares held by a broker, bank, trustee, or other nominee in street name for a beneficial owner are not voted with respect to a particular proposal because the organization has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares.

6 | Proxy Statement

Revoking Your Proxy or Changing Your Vote

Voting over the Internet or by telephone or execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote electronically. A proxy may be revoked before it is used to cast a vote at the Annual Meeting. If you are the record holder of your shares, you can revoke a proxy by doing one of the following:

●	filing with our General Counsel and Chief Administrative Officer, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

●	properly submitting a duly executed proxy (via the Internet, telephone or by returning a proxy card) bearing a later date; or

●	attending the Annual Meeting and voting electronically. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting.

Any written notice of revocation should be sent to us at the following address: Coupang, Inc., C/O Coupang, Inc., Tower 730, 570, Songpa-daero, Songpa-gu, Seoul Republic of Korea 05510, Attention: Harold Rogers, General Counsel and Chief Administrative Officer.

If the shares you own are held in street name, you will need to follow the directions provided to you by your broker, bank, trustee, or other nominee that holds your shares to change your vote.

Quorum and Votes Required

The holders of a majority of the voting power of the outstanding shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present by remote communication at the Annual Meeting or if you have properly submitted a proxy. Abstentions and broker non-votes are included in the shares present or represented at the Annual Meeting for purposes of determining whether a quorum is present. If a quorum is not present, the chair of the Annual Meeting may adjourn the meeting until a quorum is obtained.

The table below sets forth the vote required for the approval of each proposal before the Annual Meeting, and the effect of abstentions and broker non-votes.

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Proposal	Votes Required	Effect of Votes Withheld/ Abstentions and Broker Non-Votes

Proposal 1 Election of Directors	Each director is elected by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A common stock and Class B common stock voting together as a single class.	Abstentions and broker non-votes will have the effect of a vote “Against.”

Proposal 2 Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the voting power of the shares present by remote communication or represented by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote “Against.” We do not expect any broker non-votes on this proposal.

Proposal 3 Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers (“Say-on-Pay Vote”)	The affirmative vote of the holders of a majority of the voting power of the shares present by remote communication or represented by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote “Against” and broker non-votes will have no effect.

Proposal 4 Approval, on an Advisory (Non-Binding) Basis, of the Frequency of Future Say-on-Pay Votes	The affirmative vote of the holders of a majority of the voting power of the shares present by remote communication or represented by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote “Against” and broker non-votes will have no effect.

If no frequency receives the foregoing vote, we will consider the frequency (ONE YEAR, TWO YEARS or THREE YEARS) that receives the highest number of votes cast to be the frequency recommended by stockholders.

The votes will be counted, tabulated, and certified by a representative of Broadridge, the Company’s inspector of election for the Annual Meeting. We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K.

Solicitation of Proxies

The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone, or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

8 | Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

There are currently seven members of the Board. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated the seven incumbent directors listed below for election to the Board at the Annual Meeting.

The directors elected at the Annual Meeting will hold office until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. In the event that these nominees should become unavailable for election due to any presently unforeseen reason, proxies will be voted for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board.

Nominees for Election to the Board of Directors

Our Board of Directors

The biographies of each of our director nominees are included below. Each of the biographies highlights specific experience, qualifications, attributes, and skills that led us to conclude that such person should serve as a director. We believe that, as a whole, our Board possesses the requisite skills and characteristics, leadership traits, work ethic, and independence to provide effective oversight. No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.

Director Biographies

Bom Kim

Chief Executive Officer and
Chair of the Board

Director Since: 2010	Committee Memberships: None
Age: 43

Bom Kim founded our company and has served as our Chief Executive Officer and as a member of our board of directors since May 2010. Mr. Kim attended Harvard University, earning an A.B. degree in Government.

Skills and Qualifications

We believe Mr. Kim is qualified to serve on our Board because of his extensive experience building and leading our business and his insight into our technology as our Founder and Chief Executive Officer.

Coupang Inc. | 9

Neil Mehta

Lead Independent Director

Director Since: 2010	Committee Memberships: Audit, Compensation (Chair),
Age: 37	Nominating and Corporate Governance

Neil Mehta has served as a member of our board since December 2010. Mr. Mehta founded Greenoaks Capital Partners LLC (“Greenoaks”), an investment firm, and has served as a Managing Director since April 2014. Prior to Greenoaks, Mr. Mehta was a Senior Investment Professional for special situations investments in India, the Middle East, and Southeast Asia for Orient Property Group Ltd., a Hong Kong-based investment firm financed by a fund managed by D.E. Shaw & Co., L.P., from October 2007 to November 2009. Mr. Mehta also previously worked for Kayne Anderson Capital Advisors, an alternative investment firm, where he invested in private companies in the general business and technology sector. Mr. Mehta earned a BSc in Government from The London School of Economics and Political Science.

Skills and Qualifications

We believe Mr. Mehta is qualified to serve as a member of our Board because of his operational experience in the technology industry and extensive knowledge of high-growth companies.

Jason Child

Director Since: 2022	Committee Memberships: Audit
Age: 53

Jason Child has served as a member of our board since April 2022. Since 2019, Mr. Child has served as Senior Vice President and Chief Financial Officer of Splunk Inc., a data platform company for security and observability. Prior to joining Splunk, Mr. Child served as Chief Financial Officer at Opendoor Labs Inc., an online real estate marketplace, from 2017 to 2019. From 2015 to 2016, Mr. Child was Chief Financial Officer at AliphCom, Inc. (d/b/a Jawbone), a consumer technology and wearable products company. Mr. Child served as Chief Financial Officer at Groupon, Inc., an e-commerce company, from 2010 to 2015. Previously, he spent over 11 years leading various global finance teams at Amazon.com, Inc., an e-commerce and cloud computing company. Mr. Child began his career at Arthur Andersen LLP. He holds a B.A. from the University of Washington.

Skills and Qualifications

We believe Mr. Child is qualified to serve as a member of our Board because of his extensive background in finance and accounting matters.

10 | Proxy Statement

Pedro Franceschi

Director Since: 2022	Committee Memberships: Compensation
Age: 25

Pedro Franceschi has served as a member of our board since March 2022. Mr. Franceschi is Co-Founder & Co-CEO of Brex—a company reimagining financial systems for fast growing businesses. Launched in 2018 as the corporate card for startups, Brex now serves tens of thousands of companies through its expanded portfolio of financial services and software to help all fast-growing companies reach their full potential. Prior to launching Brex, Mr. Franceschi co-founded the payment company Pagar.me, a payment processor system, which was acquired by StoneCo Ltd., one of the largest payments companies in Brazil. At age 14, Mr. Franceschi built a popular window manager for Apple’s iPad allowing users to manage multiple applications simultaneously—a process previously impossible. At the age of 12, Mr. Franceschi was the first person to build software to make Apple’s Siri virtual assistant speak in Portuguese. Mr. Franceschi has served as a director of StoneCo Ltd. since May 2021.

Skills and Qualifications

We believe Mr. Franceschi is qualified to serve as a member of our Board because of his extensive experience creating and leading technology companies.

Benjamin Sun

Director Since: 2010	Committee Memberships: Audit
Age: 48

Benjamin Sun has served on our board since July 2010. Mr. Sun is General Partner and co-founder of Primary Venture Partners, an early stage venture capital fund, since 2013. Mr. Sun also co-founded LaunchTime LLC (“LaunchTime”) in January 2010, which invests in early stage companies, and currently serves as a Partner. Previously, Mr. Sun served as President and Chief Executive Officer of Community Connect Inc., a leading online publisher, from October 1996 to December 2008 (Community Connect Inc. was acquired by Radio Once, Inc. in 2008). Mr. Sun began his financial career in Investment Banking at Merrill Lynch. Mr. Sun earned a B.A. degree in Economics from the University of Michigan in 1995.

Skills and Qualifications

We believe Mr. Sun is qualified to serve as a member of our Board because of his extensive experience working with technology companies.

Coupang Inc. | 11

Kevin Warsh

Director Since: 2019 Age: 52	Committee Memberships: Compensation, Nominating and Corporate Governance (Chair)

Kevin Warsh has served as a member of our board since October 2019. Since April 2011, he has served as the Shepard Family Distinguished Visiting Fellow in Economics at the Hoover Institution and lecturer at the Stanford Graduate School of Business. He has served on the board of directors of United Parcel Service, a multinational package delivery and supply chain management company, since July 2012. Governor Warsh is a member of the Group of Thirty (“G30”) and the Panel of Economic Advisers of the Congressional Budget Office (“CBO”). Governor Warsh served as a member of the Board of Governors of the Federal Reserve System from 2006 until 2011. From 2002 until 2006, Governor Warsh served as Special Assistant to the President for Economic Policy and Executive Secretary of the White House National Economic Council. Previously, Governor Warsh was a member of the Mergers & Acquisitions department at Morgan Stanley & Co. in New York, serving as Vice President and Executive Director. Governor Warsh received his A.B. from Stanford University, and J.D. from Harvard Law School.

Skills and Qualifications

We believe Mr. Warsh is qualified to serve on our Board because of his extensive experience in economics, finance, and corporate governance.

Harry You

Director Since: 2021 Age: 63	Committee Memberships: Audit (Chair), Nominating and Corporate Governance

Harry You has served on our board since January 2021, and is Vice Chair of GTY Technology Holdings Inc., a leading SaaS provider to North American state and local governments as well as other public entities. Mr. You is Chair of dMY Technology Group VI, a public blank check company focused on mobile gaming and advanced technology (AI, cloud networking, and quantum computing). From 2008 to September 2016, Mr. You served as the Executive Vice President in the Office of the Chair of EMC Corporation. Mr. You joined EMC in 2008 to oversee corporate strategy and new business development, which included mergers and acquisitions, joint ventures, and venture capital activity. Mr. You was Chief Executive Officer of BearingPoint Inc. from 2005 to 2007 and also served as BearingPoint’s Interim Chief Financial Officer from 2005 to 2006. From 2004 to 2005, Mr. You served as Executive Vice President and Chief Financial Officer of Oracle Corporation, helping begin Oracle’s acquisition run with the takeovers of Peoplesoft, Inc. and Retek in 2005. From 2001 to 2004. Mr. You served as Chief Financial Officer of Accenture Ltd. in the first years after its IPO. Mr. You also previously spent 14 years in the financial services industry, including serving as a managing director in the Investment Banking Division of Morgan Stanley. Mr. You serves on the Audit and Compensation Committees of Broadcom Inc. Mr. You served on the board of directors of Korn/Ferry International, a global executive recruiting company, from 2004 to 2016, and has been a trustee of the U.S. Olympic Committee Foundation since 2016. Mr. You holds an M.A. in Economics from Yale University and a B.A. in Economics from Harvard College.

Skills and Qualifications

We believe Mr. You is qualified to serve as a member of our Board because of his financial and strategic planning expertise, public company financial management experience, cybersecurity experience, and executive leadership roles at various technology-driven companies, as well as his public company board and committee experience.

12 | Proxy Statement

The Board of Directors and Certain Governance Matters

Director Independence and Independence Determinations

Our Corporate Governance Guidelines provide that the Board will consist of a majority of independent directors. Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Our Corporate Governance Guidelines define an “independent” director in accordance with Section 303A.02 of the NYSE’s Listed Company Manual. In addition, members of the Audit Committee and Compensation Committee are subject to the additional independence requirements of applicable SEC rules and NYSE listing standards.

The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that Messrs. Child, Franceschi, Mehta, Sun, Warsh, and You are independent for purposes of applicable NYSE standards, including with respect to committee service. In addition, the Board determined that each of Matthew Christensen and Lydia Jett, each of whom left the Board during 2021, was independent during the period he or she served on the Board during 2021. Our Board has determined that each of Messrs. Child, Mehta, Sun, and You is “independent” for purposes of service on the Audit Committee in accordance with Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each of Messrs. Franceschi, Mehta and Warsh is “independent” for purposes of service on the Compensation Committee in accordance with Section 10C(a)(3) of the Exchange Act.

In assessing directors’ independence, the Board took into account certain transactions, relationships, and arrangements involving some of the directors and concluded that such transactions, relationships, and arrangements did not impair the independence of the director. For Mr. Mehta, the Board considered Mr. Mehta’s affiliation with Greenoaks, which beneficially owns 6.5% of Coupang’s Class A common stock as of March 31, 2022. For Ms. Jett, the Board considered Ms. Jett’s affiliation with SVF Investments (UK) Limited, which beneficially owns 29.1% of Coupang’s Class A common stock as of March 31,2022. Additionally, the Board considered that during 2021, Mr. Child was employed by an organization that did business with Coupang. The amount received by Coupang or such other organization in each of the last three fiscal years did not exceed the greater of $1 million or 1% of either Coupang’s or such organization’s consolidated gross revenues.

Board Structure

The Chair of the Board is selected by the Board and currently, Bom Kim holds both the Chair of the Board position and CEO position. We believe that the combined role of the Chair and CEO positions is appropriate given Mr. Kim’s role in founding Coupang and his significant ownership stake. The Board believes that this leadership structure improves the Board’s ability to focus on key policy and operational issues and helps the Company operate in the long-term interests of stockholders.

Our Corporate Governance Guidelines provide that at any time that Mr. Kim or anyone else who is not an independent director is serving as the Chair of the Board of Directors, the Board may designate a lead independent director.

The responsibilities of the lead independent director include:

●	working with the CEO to develop Board meeting schedules and agendas;

Coupang Inc. | 13

●	providing the CEO feedback on the quality, quantity, and timeliness of the information provided to the Board;

●	developing the agenda for and moderating executive sessions of the independent members of the Board;

●	presiding over Board meetings (when the Chair is not present);

●	acting as principal liaison between the independent members of the Board and the CEO;

●	convening meetings of the independent directors as appropriate;

●	if requested and appropriate, being available for consultation with major stockholders; and

●	performing other duties as the Board may determine from time to time.

Since our initial public offering, Neil Mehta has served as our lead independent director.

Executive Sessions

Mr. Kim, as Chair of the Board and CEO, is currently the only employee member of the Board. Our Corporate Governance Guidelines require that non-management directors meet in regularly scheduled executive sessions (without members of management present) in accordance with NYSE listing standards. These executive sessions are chaired by our lead independent director, Mr. Mehta.

Board Meetings and Attendance

Our Corporate Governance Guidelines provide that all directors are expected to prepare for, attend and participate in all meetings of the Board and committees on which they serve. During 2021, the Board met 5 times. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served), other than Mr. Mehta who attended 50% of Audit Committee meetings after his appointment to the committee in 2021.

The Company was not required to hold an annual meeting of stockholders in fiscal 2021 since none of our stock was publicly traded prior to March 2021. The Company does not have a formal policy with regard to board members’ attendance at annual meetings of stockholders.

Board Committees

Our Board has established three standing committees—the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee—each of which operates under a charter that has been approved by our Board. Current copies of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee charters are posted on the “Corporate Governance” section of our website located at ir.aboutcoupang.com. The Audit Committee held 8 meetings, the Compensation Committee held 3 meetings, and the Nominating and Corporate Governance Committee held 4 meetings in 2021.

14 | Proxy Statement

AUDIT COMMITTEE

Primary Responsibilities

We have adopted a committee charter that details the primary responsibilities of the Audit Committee, including:

●	overseeing our accounting and financial reporting processes, systems of internal control, financial statement audits, and the integrity of the our financial statements;

●	evaluating and determining whether to retain the independent registered public accounting firm to audit our consolidated financial statements;

●	assessing the qualifications, performance, and independence of the independent registered public accounting firm;

●	reviewing the results of the audit with management and the independent registered public accounting firm, as well as our annual audited and quarterly financial statements, including management’s discussion and analysis of financial condition and results of operations and risk factors;

●	overseeing procedures for receiving, retaining, and investigating complaints received by us regarding accounting, internal accounting controls, or auditing matters, and confidential and anonymous submissions by employees concerning questionable accounting or auditing matters;

●	conferring with management and the independent registered public accounting firm concerning the scope, design, adequacy, and effectiveness of internal control over financial reporting and our disclosure controls and procedures;

●	reviewing and approving related party transactions, in accordance with our policies;

●	approving or, as permitted, pre-approving all audit and non-audit related services and fees that the independent registered public accounting firm provide to us; and

●	overseeing the activities of our internal audit function.

Financial Expertise and Independence

All members of the Audit Committee are “independent” in accordance with the NYSE listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular. The Board has determined that Messrs. You and Child each qualify as an “audit committee financial expert” as defined by the applicable SEC rules and that each member of the Audit Committee is “financially literate” within the meaning of the NYSE listing standards.

Report

The Report of the Audit Committee is set forth beginning on page 23 of this proxy statement.

Current Committee Members

Harry You (CHAIR)

Neil Mehta

Jason Child

Benjamin Sun

Coupang Inc. | 15

COMPENSATION COMMITTEE

Primary Responsibilities

We have adopted a committee charter that details the primary responsibilities of the Compensation Committee, including:

●	reviewing, overseeing, and approving (or making recommendations to the Board for approval of) our overall executive compensation strategy and policies;

●	reviewing and approving the compensation, individual and corporate performance goals and objectives, and other terms of employment of our executive officers;

●	reviewing and approving (or making recommendations to the Board for approval of) the type and amount of compensation to be paid or awarded to Board members;

●	reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives;

●	administering our equity awards, pension, and profit sharing plans, bonus plans, benefit plans, and other similar programs; and

●	periodically discussing with management and overseeing as it deems appropriate the development, implementation and effectiveness of our policies and strategies relating to our human capital management function, including but not limited to those policies and strategies regarding recruiting, retention, career development and progression, diversity and inclusion, and employment practices.

Independence

All members of the Compensation Committee are “independent” in accordance with NYSE listing standards and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Delegation Authority

The Compensation Committee may form and delegate authority to subcommittees for any purpose that the Committee deems appropriate, including (a) a subcommittee consisting of a single member, and (b) a subcommittee consisting of at least two members, each of whom qualifies as non-employee directors under Section 16 of the Exchange Act.

Role of Executive Officers and Compensation Consultant

See page 32 of this Proxy Statement for a discussion of the role of our executive officers and compensation consultant in determining executive compensation.

Current Committee Members

Neil Mehta (CHAIR)

Pedro Franceschi

Kevin Warsh

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Primary Responsibilities

We have adopted a committee charter that details the primary responsibilities of the Nominating and Corporate Governance Committee, including:

●	helping the Board oversee the Company’s corporate governance functions;

●	advising our Board on corporate governance matters;

●	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;

●	considering and making recommendations to our Board regarding the composition and Chair position of the committees of the Board;

●	reviewing and making recommendations to Board regarding our corporate governance guidelines and related policies and procedures;

●	periodically reviewing the performance of the Board, including Board committees; and

●	periodically reviewing the processes and procedures used by us to provide information to the Board and its committees.

Independence

All members of the Nominating and Corporate Governance Committee are “independent” in accordance with NYSE listing standards.

Current Committee Members

Kevin Warsh (CHAIR)

Harry You

Neil Mehta

Director Nomination Process and Qualifications

We believe that an effective board should be made up of individuals who collectively provide an appropriate balance of diverse occupational and personal backgrounds and perspectives and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to the Company’s strategy and operations. The Board and the Nominating and Corporate Governance Committee seek individuals with backgrounds and qualities that, when combined with those of our other directors, enhance the Board’s effectiveness and result in the Board having a balance of knowledge, experience, and capability.

In assessing potential candidates, the Board and the Nominating and Corporate Governance Committee will consider, among other factors, whether the candidate:

●	possesses relevant expertise to offer advice and guidance to management;

●	has sufficient time to devote to the affairs of the Company;

Coupang Inc. | 17

●	demonstrates excellence in his or her field;

●	has the ability to exercise sound business judgment; and

●	is committed to represent the long-term interests of the Company’s stockholders.

Moreover, the Board and the Nominating and Corporate Governance Committee carefully consider the importance to the Company of diversity in board composition, (including diversity of gender, experience, ethnic background, and country of origin) and, in assessing potential candidates, will take into account a candidate’s diversity and status as a member of an underrepresented community. The Board will assess its effectiveness in this regard as part of the annual board evaluation process.

In addition, our Corporate Governance Guidelines also require that to be qualified to serve as a director, a candidate must possess the highest personal integrity and ethics, have the ability to read and understand basic financial statements, and be older than 21 years of age.

The Nominating and Corporate Governance Committee considers the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, or the Nominating and Corporate Governance Committee and the Board determine to increase the size of the Board, the Nominating and Corporate Governance Committee considers potential director candidates using the criteria set forth above. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, members of management, professional search firms, stockholders, or other persons. The Nominating and Corporate Governance Committee is responsible for conducting appropriate inquiries into the backgrounds and qualifications of potential director candidates and evaluating their suitability for service on our Board.

In the case of Mr. Franceschi, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, approved him as a director nominee in recognition of his extensive experience creating and leading technology companies. With respect to Mr. Child, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, approved him as a director nominee in recognition of his extensive background in finance and accounting matters. Mr. Franceschi was identified as a potential director nominee by an independent member of our Board of Directors and Mr. Child was identified as a potential director nominee by a third-party search firm and a member of management.

The Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate.

Any recommendation submitted to the General Counsel and Chief Administrative Officer should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the “advance notice” provisions of the Company’s bylaws and rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the General Counsel and Chief Administrative Officer of the Company at c/o Coupang, Inc., Tower 730, 570, Songpa-daero, Songpa-gu, Seoul Republic of Korea 05510. All recommendations for nomination received by the General Counsel and Chief Administrative Officer that satisfy our “advance notice” bylaw requirements relating to such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2023 Annual Meeting of Stockholders”.

18 | Proxy Statement

Corporate Governance Documents

Complete copies of our Corporate Governance Guidelines and committee charters are available on the Investor Relations page of our website at ir.aboutcoupang.com.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics is available on the Investor Relations page of our website at www.ir.aboutcoupang. com. If the Company ever were to amend or waive any provision of its Code of Business Conduct and Ethics that applies to the Company’s executive officers or directors, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K.

Stockholder Communications with the Board

Stockholders and other interested parties may communicate with a member or members of our Board, including the Chair of the Board, Chair of the Audit, Compensation, or Nominating and Corporate Governance Committees, or to the non-management or independent directors. We maintain a “Stockholders Communications Policy” that outlines the applicable procedures and is available on the Investor Relations page of our website at www.ir.aboutcoupang.com.

Board’s Role in Risk Oversight

Our Board’s role in risk oversight at the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing risks faced by the Company in executing its business plans, and our Board and its committees providing oversight in connection with those efforts. These risks include financial, regulatory, technological, competitive, and operational risks and exposures.

In addition to the full Board, the Audit Committee plays an important role in the oversight of the Company’s enterprise risk assessment and management activities, which identify key risks to the Company’s business, including risks related to cybersecurity, data privacy, and regulations, and assesses any steps taken to monitor and control such risk. The Audit Committee periodically reviews key enterprise risks with senior management and the Head of Internal Audit.

The Compensation Committee is charged with ensuring that our compensation policies and procedures do not encourage risk-taking in a manner that would have a material adverse impact on the Company.

The Nominating and Corporate Governance Committee is charged with overseeing risk related to our governance processes. Each Committee reports its findings to the full Board for consideration.

Coupang Inc. | 19

Director Compensation

In December 2021, our Board adopted a director compensation policy for our non-employee directors. For the portion of 2021 prior to the adoption of such director compensation policy, we compensated our non-employee directors in accordance with practices established by our Board and, following our initial public offering, our Compensation Committee in consultation with our Board and compensation consultants. In accordance with such practices, upon joining the Board in January 2021, Harry You received an award of 207,560 restricted equity units (“REUs”), which are scheduled to vest at the rate of 20% per year on each of the first five anniversaries of his commencement of service as a non-employee director, subject to continued service through each vesting date. In connection with our initial public offering, these REUs converted into restricted stock units (“RSUs”) covering 207,560 shares of our Class A common stock, which continue to be subject to the same vesting conditions. Additionally, Lydia Jett, who left the Board in October 2021, received, in March 2021, an award of RSUs covering 8,571 shares of our Class A common stock, which were scheduled to vest in March 2022. These RSUs did not vest and were instead forfeited upon Ms. Jett’s departure from the Board. During 2021, Matthew Christensen, Neil Mehta, Benjamin Sun, and Kevin Warsh did not receive any compensation for their service as directors.

Under the director compensation policy adopted in December 2021, each non-employee director will receive the equity compensation for Board services described below. We also will reimburse our non-employee directors for reasonable travel, lodging, and meal expenses incident to meetings of the Board or Committees thereof or in connection with other Board- related business.

The director compensation policy includes a maximum annual limit of $750,000 of cash compensation and equity awards that may be paid, issued, or granted to a non-employee director in any calendar year other than in the non-employee director’s first calendar year of service, in which case the maximum is $1,000,000. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

Initial Equity Award: In connection with joining the Board, a new non-employee director may be granted an award of RSUs covering a number of shares of our Class A common stock having a value of up to $1,000,000 (as determined by the Board) on the date of grant, based on the closing price of our Class A common stock on the date of grant. Each initial award will vest on a schedule determined by the Board at the time of grant. If a non-employee director resigns from the Board prior to the vesting date, the unvested portion of any initial award will be forfeited as of the date of resignation. In the event of a “change of control” (as defined in our 2021 Equity Incentive Plan), the unvested portion of any initial award will vest in full.

Annual Equity Award: On the date of each annual meeting of stockholders, each non-employee director who is serving on our Board, who has no outstanding and unvested stock grant, and will continue to serve on our Board as a non-employee director immediately following the date of such annual meeting, will automatically be granted an equity award in the form of RSUs covering a number of shares of our common stock having a value of $300,000, based on the closing price of our common stock on the date of grant.

Additionally, each non-employee director will be eligible to earn additional annual retainers for their additional services as follows, in each case in the form of RSUs covering a number of shares of our common stock having the value set forth below (based on the closing price of our common stock on the date of grant):

●	$25,000 for service as Lead Director;

●	$25,000 for service as chair, or $12,500 for service as a member (other than as chair), of our Audit Committee;

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●	$20,000 for service as chair, or $10,000 for service as a member (other than as chair), of our Compensation Committee; and

●	$15,000 for service as chair, or $7,500 for service as a member (other than as chair), of our Nominating and Corporate Governance Committee.

Each annual equity award granted, including awards granted for additional services described above, will be scheduled to vest in full on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of stockholders following the date of grant. If a non-employee director terminates service in a Committee role prior to the vesting date, any applicable Committee retainer will vest on a pro-rata basis taking account of the non-employee director’s length of Committee service during the vesting period. If a non-employee director resigns from the Board prior to the vesting date, all unvested annual equity awards, including awards granted for additional services described above, will be forfeited as of the date of resignation. In the event of a “change of control” (as defined in our 2021 Equity Incentive Plan), all unvested annual equity awards, including awards granted for additional services described above, will vest in full.

Additionally, under the director compensation policy, each non-employee director who held unvested RSUs as of the date the director compensation policy was adopted in December 2021 will not be eligible to receive an annual equity award until the date of the first annual meeting of stockholders that occurs after such outstanding RSUs have become fully vested in accordance with their terms.

Director Compensation Table

The following table provides information regarding compensation of our non-employee directors for their service as a director for the fiscal year ended December 31, 2021. Employee directors received no additional compensation for their service as a director.

Name	Stock Awards(1)	Total
Matthew Christensen	—	—
Lydia Jett	$432,407(2)	$432,407
Neil Mehta	—	—
Benjamin Sun	—	—
Kevin Warsh	—	—
Harry You	$2,420,150	$2,420,150

1	Amounts in this column represent the aggregate grant date fair value of RSUs granted during fiscal 2021, calculated in accordance with FASB ASC Topic 718. For additional information regarding the assumptions underlying this calculation, please read Note 12 to our consolidated financial statements for the fiscal year ended December 31, 2021, located in our Annual Report on Form 10-K for such fiscal year. As of December 31, 2021, each non-executive director held the following unvested RSUs: Mr. Christensen: 0; Ms. Jett: 0; Mr. Mehta: 0; Mr. Sun: 0; Mr. Warsh: 0; and Mr. You: 207,560.

2	Ms. Jett was granted 8,571 RSUs in March 2021, which RSUs were forfeited upon her departure from the Board in October 2021.

Coupang Inc. | 21

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee is solely responsible for the appointment, evaluation, compensation, retention, and, if appropriate, replacement of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has selected Samil PricewaterhouseCoopers to serve as our independent registered public accounting firm for 2022. Samil PricewaterhouseCoopers has served as the Company’s auditor since 2014.

Stockholder approval is not required to appoint Samil PricewaterhouseCoopers as the independent registered public accounting firm for 2022. Our Board believes, however, that submitting the appointment of Samil PricewaterhouseCoopers to the stockholders for ratification is a matter of good corporate governance. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the Company’s best interests. The ratification of the appointment of Samil PricewaterhouseCoopers as our independent registered public accounting firm requires the affirmative vote of a majority of the shares cast in person or by proxy and entitled to vote at the Annual Meeting.

One or more representatives of Samil PricewaterhouseCoopers are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they wish and be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following tables set forth Samil PricewaterhouseCoopers’ aggregate fees for the fiscal years ended December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Audit Fees(1)	$4,131,000	$3,040,000
Audit-Related Fees(2)	115,000	—
Tax Fees	—	—
All Other Fees(3)	5,000	—
Total Fees	$4,251,000	$3,040,000

1	Audit fees include the audit of the Company’s annual financial statements, the review of the Company’s annual report on Form 10-K, and the review of the Company’s quarterly reports on Form 10-Q in 2021, statutory audits required internationally, and consents for and review of registration statements filed with the SEC or other documents issued in connection with securities offerings. Audit fees include fees for services incurred in connection with our initial public offering completed in 2021.

2	Audit-related fees consist primarily of work related to the Company’s compliance with its obligations under the Sarbanes-Oxley Act of 2002.

3	All other fees consist primarily of subscription fees to access accounting, tax, and financial reporting content.

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Pre-Approval Policies and Procedures

Our Audit Committee charter requires our Audit Committee to pre-approve all audit and permitted non-audit and tax services that may be provided by our independent registered public accounting firm or other registered public accounting firms. The Audit Committee charter also provides that the Audit Committee may establish policies and procedures for its pre-approval of permitted services in compliance with applicable law or stock exchange listing rules. Our Audit Committee has established procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm and pre-approves all audit and permitted non-audit services provided by our independent registered public accounting firm prior to each engagement. Since our initial public offering, our Audit Committee pre-approved all services provided by Samil PricewaterhouseCoopers.

Audit Committee Report

The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the NYSE listing standards. The Audit Committee operates pursuant to a written charter adopted by the Board.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting, and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, proper application of accounting principles, and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States (“U.S. GAAP”).

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2021, with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

THE AUDIT COMMITTEE

Harry You (CHAIR)

Benjamin Sun

Neil Mehta

The foregoing Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the SEC under the Securities Act or the Exchange Act.

Coupang Inc. | 23

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Below is a list of our executive officers and certain key employees and their respective ages and a brief account of the business experience of each of them.

Name	Age	Position
Executive Officers
Bom Kim*	43	Chief Executive Officer and Chair of the Board
Gaurav Anand	46	Chief Financial Officer
Hanseung Kang	53	Representative Director, Business Management
Harold Rogers	45	General Counsel and Chief Administrative Officer
Thuan Pham	54	Chief Technology Officer
Key Employees
Daejun (“DJ”) Park	48	Representative Director, Business Development
Minette Bellingan	47	Representative Director, CPLB
InTae (“Kiro”) Kyung	47	Representative Director, Coupang Pay

*Please see “Nominees for Election to the Board of Directors” for information regarding Mr. Kim.

Executive Officers

Gaurav Anand. Gaurav Anand has served as our Chief Financial Officer since December 2020 and previously served as our Chief Operating Officer from January 2019 to December 2020. Mr. Anand previously served as the Chief of Staff to our CEO from January 2017 to December 2018 and our Chief Financial Officer of Global eCommerce from January 2017 to December 2017. Prior to joining Coupang, Mr. Anand served as Vice President of Finance at Myntra, a fashion subsidiary of Flipkart, from November 2014 to December 2016. Mr. Anand also previously worked at Amazon from 2007 to 2014, holding various Finance positions across its North America retail, International retail, AWS business, and payments business.

Hanseung Kang. Hanseung Kang has served as our Representative Director of Business Management since November 2020. Prior to joining Coupang, Mr. Kang worked as an attorney at Kim & Chang from February 2013 to November 2020, where his practice focused on crisis management, communication strategy, and government affairs. From August 2011 to February 2013, Mr. Kang served as the Secretary to the President of the Republic of Korea for Legal Affairs. During the prior eighteen years, he served in the Korean judiciary, first as a judge at district courts and later as a presiding judge in the appellate court. Mr. Kang has also served as a Special Counselor to the Legislation and Judiciary Committee of the National Assembly of the Republic of Korea, and as the Counselor for the Judicial Affairs at the Embassy of the Republic of Korea in the U.S. Mr. Kang received his LL.B. from Korea University and attended the Judicial Research and Training Institute of the Supreme Court of Korea.

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Harold Rogers. Harold Rogers has served as our General Counsel since December 2021 and as our Chief Administrative Officer since January 2020. Prior to joining Coupang, Mr. Rogers served as Executive Vice President, Chief Ethics and Compliance Officer at Millicom, a global telecommunications company, from August 2016 to December 2019. He also was previously a Partner at Sidley Austin LLP from January 2013 to July 2016 and an associate attorney from September 2006 to December 2012. He clerked for the Honorable Thomas B. Griffith on the United States Court of Appeals for the D.C. Circuit from 2005 to 2006. Mr. Rogers holds a B.A. in English from Brigham Young University and earned his J.D. from Harvard Law School.

Thuan Pham. Thuan Pham has served as our Chief Technology Officer since September 2020. Prior to joining Coupang, Mr. Pham served as Chief Technology Officer of Uber Technologies, Inc. from April 2013 to May 2020. From December 2004 to January 2013, Mr. Pham served in various Vice President roles at VMWare, Inc., a software and technology company, including as Vice President, R&D - Cloud Management Platform from June 2012 to January 2013. Mr. Pham holds both B.S. and M.S. degrees in Computer Science and Electrical Engineering from the Massachusetts Institute of Technology.

Key Employees

Daejun (“DJ”) Park. DJ Park has served as our Representative Director of Business Development since January 2020. In this role, he explores, develops, and leads Coupang’s new services including the food delivery service Coupang Eats to ensure such services can be successfully introduced to customers. Previously, Mr. Park served as our Vice President of Policy from January 2019 to January 2020, and as our Senior Director of Policy from May 2012 to December 2018. Prior to joining us, Mr. Park worked at LG Electronics, a multinational electronics company, and Naver, an engineering and development company. He holds a Bachelor’s degree in Business Administration from Hongik University.

Minette Bellingan. Minette Bellingan has served as our Representative Director, CPLB since December 2018. In this role, she leads CPLB, which develops and sells private label products and provides compliance services to the Coupang family of companies. Prior to joining Coupang, she was the Director of Global Sourcing and Private Brands at Amazon.com. Ms. Bellingan has over 20 years of experience in private label, manufacturing, operations, and compliance in online and offline retail in Asia, Europe, and the United States. Ms. Bellingan received a Bachelor of Arts degree with honors distinction from the Central Saint Martins School of Art London, a Masters of Business Administration from the OU Business School London, a Master of Research degree with distinction, and a Ph.D. in Engineering from the University of Cambridge.

InTae (“Kiro”) Kyung. Kiro Kyung has served as our Representative Director of Coupang Pay since April 2020. In this role, he leads our financial technology and payment services to provide payment options and other financial services to our customers and merchants. Previously, Mr. Kyung served as our Senior Director Software Engineering from June 2019 to April 2020, and Director Software Engineering from June 2014 to May 2019. Mr. Kyung is an experienced software development engineer and leader who founded two tech startups before joining Coupang. He holds a Bachelor’s degree in Computer Engineering from Chung-Ang University.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the identification, review, and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we and a related person were or will be participants and the amount involved exceeds, or is expected to exceed, $120,000, and a related person has a direct or indirect interest deemed to be material by the Audit Committee. In reviewing and approving any such transactions, our Audit Committee will consider all relevant facts and circumstances as appropriate, including, but not limited to (a) the risks, costs, and benefits to Coupang, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director, or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

Certain Related Person Transactions

Employment Arrangements

The brother of Bom Kim, our Chief Executive Officer and Chair of the Board, is currently employed by the Company. He does not share a household with Mr. Kim and is not one of our executive officers. In 2021, he earned approximately $323,000 in salary and expat related benefits. He was also granted a restricted stock unit award with respect to 16,600 shares, vesting over one year. He participates in compensation and incentive plans or arrangements on the same basis as similarly situated employees.

The sister-in-law of Bom Kim, our Chief Executive Officer and Chair of the Board, is currently employed by the Company. She does not share a household with Mr. Kim and is not one of our executive officers. In 2021, she earned approximately $233,000 in salary and expat related benefits. She participates in compensation and incentive plans or arrangements on the same basis as similarly situated employees.

Registration Rights Agreement and Limited Liability Company Agreement

We have entered into the Sixth Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) containing registration rights and information rights, among other things, with certain holders of common stock. Additionally, we entered into a tenth amended and restated LLC agreement (the “LLC Agreement”) containing voting rights relating to the composition of the board of directors, certain transfer restrictions, certain preemptive rights, and other voting rights, with certain holders of preferred units that were outstanding prior to the corporate conversion completed in connection with our initial public offering. The parties to each of these agreements include the following holders of more than 5% of our capital stock: SVF Investments (UK) Ltd., and entities affiliated with Greenoaks. The parties to each of these agreements also include Bom Kim, our Chief Executive Officer and Chair of the Board. The LLC Agreement terminated upon completion of the corporate conversion completed in connection with our initial public offering.

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Standstill Agreement and Voting Agreement

We entered into a holder voting agreement and standstill agreement with SVF Investments (UK) Ltd. Under the standstill agreement, SVF Investments (UK) Ltd. and its controlled affiliates were subject to a standstill with respect to our preferred units and common units, which restricted SVF Investments (UK) Ltd. and its controlled affiliates from beneficially owning more than 45% of the aggregate preferred units and voting common units of our company. Pursuant to the holder voting agreement, SVF Investments (UK) Ltd. also agreed to grant an irrevocable proxy to Bom Kim, our Chief Executive Officer and Chair of the Board, to enable him to vote the necessary number of Class H preferred units and Class J preferred units held by SVF Investments in order for Mr. Kim to hold voting power in our company that is 1% greater than the voting power in our company held by SVF Investments (UK) Ltd. Both the standstill agreement and voting agreement terminated upon completion of our initial public offering.

Other Transactions

In February 2018, in connection with the issuance and sale of certain convertible notes, we entered into a letter agreement with Greenoaks pursuant to which we agreed to provide Greenoaks certain information and other rights. The agreement with Greenoaks terminated upon the initial public offering. In November 2018 and September 2020, in connection with the Class J preferred unit financing, we entered into letter agreements with SVF Investments (UK) Ltd. pursuant to which we agreed to provide SVF Investments (UK) Ltd. certain information and other rights.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our capital stock as of March 31, 2022 for:

•	each of our named executive officers;

•	each of our directors;

•	all of our executive officers and directors as a group;

•	each person or group of affiliated persons known by us to beneficially own more than 5% of our Class A common stock or Class B common stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole dispositive power with respect to all shares that they beneficially own, subject to applicable community property laws.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Applicable percentage ownership is based on 1,586,254,594 shares of Class A common stock and 174,802,990 shares of Class B common stock, in each case, outstanding as of March 31, 2022. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable within 60 days of March 31, 2022 or issuable pursuant to restricted stock units that vest within 60 days of March 31, 2022. However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person. In addition, under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Unless otherwise indicated, the address for each beneficial owner listed in the tables below is c/o Coupang, Inc., Tower 730, 570, Songpa-daero, Songpa-gu, Seoul, Republic of Korea 05510.

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Voting Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock		% Total Voting Power(1)
Name of Beneficial Owner Named Executive Officers and Directors	Shares	%	Shares	%
Bom Kim(2)	—	—	177,372,725	100%	76.4%
Gaurav Anand(3)	1,807,500	*	—	—	●
Hanseung Kang(4)	225,197	*	—	—	●
Harold Rogers(5)	513,500	*	—	—	●
Thuan Pham(6)	673,968	*	—	—	●
Jason Child	—	*	—	—	●
Pedro Franceschi(7)	28,571	*	—	—	●
Neil Mehta(8)	102,917,834	6.5%	—	—	1.5%
Benjamin Sun(9)	10,203,618	*	—	—	●
Kevin Warsh	320,662	*	—	—	●
Harry You	70,083	*	—	—	●
All directors and executive officers as a group (11 persons) (10)	116,760,933	7.4%	177,372,725	100%	78.2%
Other > 5% Security Holders
SVF Investments (UK) Limited(11)	461,156,413	29.1%	—	—	6.9%
Entities associated with Greenoaks Capital Partners, LLC(12)	102,917,834	6.5%	—	—	1.5%

*	Represents less than one percent (1%).

1	Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to 29 votes per share, and holders of our Class A common stock are entitled to one vote per share.

2	Consists of (a) 174,802,990 shares of Class B common stock held by Mr. Kim and (b) 2,569,735 shares of Class B common stock subject to an option that is exercisable or will become exercisable within 60 days of March 31, 2022.

3	Consists of (a) 1,537,500 shares of Class A common stock held by Mr. Anand, (b) 120,000 restricted stock units that will vest within 60 days of March 31, 2022, and (c) 150,000 shares of Class A common stock subject to an option that is exercisable or will become exercisable March 31, 2022. Includes 679,000 shares of Class A common stock pledged as collateral to secure certain personal indebtedness.

4	Consists of (a) 187,664 shares of Class A common stock held by Mr. Kang and (b) 37,533 restricted stock units that will vest within 60 days of March 31, 2022.

5	Consists of (a) 50,000 share of Class A common stock held by Mr. Rogers, (b) 51,500 restricted stock units that will vest within 60 days of March 31, 2022 and (c) 412,000 shares of Class A common stock subject to an option that is exercisable or will become exercisable within 60 days of March 31, 2022.

6	Consists of (a) 461,468 shares of Class A common stock held by Mr. Pham and (b) 212,500 restricted stock units that will vest within 60 days of March 31, 2022.

7	Consists of 28,571 shares held of record by TDB Capital LLC, for which the Mr. Franceschi is a managing member and shares voting and investment control with respect to such shares. Mr. Franceschi disclaims beneficial ownership of the shares held by TDB Capital LLC, except to the extent of his pecuniary interest therein.

8	Consists of the shares listed in footnote 12. Mr. Mehta is a managing member of Greenoaks, with respect to the shares of Class A common stock directly held by the Greenoaks Funds (as defined in footnote 12) and related persons or entities, certain estate planning vehicles, and by Greenoaks Capital Management LLC. Therefore, Mr. Mehta may be deemed to share voting power and dispositive power over the shares held by these entities. Includes 21,694,386 shares of Class A common stock pledged as collateral to secure certain personal indebtedness.

9	Consists of (a) 3,941,562 shares of Class A common stock held by LaunchTime LLC (“LaunchTime”), (b) 2,869,421 shares of Class A common stock held by Sun Brothers LLC (“Sun Brothers”), (c) 2,389,473 shares of Class A common stock held by Sun Brothers II LLC (together with Sun Brothers, the “Sun Brothers Entities”), and (d) 1,003,162 shares of Class A common stock held by Mr. Sun. Mr. Sun is a Partner at Primary Venture Partners, which is the general partner of each of LaunchTime and the Sun Brothers Entities. The address for LaunchTime and the Sun Brothers entities is c/o Primary Venture Partners, 19 West 24th Street, New York, New York 10010.

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10	Consists of (a) 115,777,400 shares of Class A common stock held by all directors and executive officers as a group, (b) 421,533 restricted stock units that will vest within 60 days of March 31, 2022 and (c) 562,000 shares of Class A common stock subject to options that are exercisable or will become exercisable within 60 days of March 31, 2022. Also consists of (a) 174,802,990 shares of Class B common stock held by Mr. Kim and (b) 2,569,735 shares of Class B common stock subject to an option that is exercisable or will become exercisable within 60 days of March 31, 2022.

11	Consists of 461,156,413 shares of Class A common stock held by SVF Investments (UK) Limited (“SVF Investments”). The address for SVF Investments is 69 Grosvenor Street, London, United Kingdom W1K 3JP. SB Investment Advisors (UK) Limited (“SBIA UK”) has been appointed as alternative investment fund manager (“AIFM”) of SVF Investments (UK) Ltd., is exclusively responsible for managing of SVF Investments in accordance with the Alternative Investment Fund Managers Directive, and is authorized and regulated by the UK Financial Conduct Authority accordingly. As AIFM of SoftBank Vision Fund, SBIA UK is exclusively responsible for making all final decisions related to the acquisition, structuring, financing, voting, and disposal of SoftBank Vision Fund’s investments, including investments held by SVF Investments, a subsidiary controlled by SoftBank Vision Fund.

12	Greenoaks has shared voting power and shared dispositive power over 102,917,834 shares of Coupang’s Class A common stock. Greenoaks is an investment adviser to certain funds and accounts (the “Greenoaks Funds”), with respect to shares of Class A common stock directly held by the Greenoaks Funds and related persons or entities, including Neil Mehta and Benjamin Peretz, each of whom are managing members of Greenoaks, certain estate planning vehicles, and by Greenoaks Capital Management LLC. The address of each of these entities is 535 Pacific Avenue, 4th Floor, San Francisco, California 94133.

Pledge of Common Stock By Affiliates

In March 2021, the Board adopted a policy prohibiting employees, officers, and directors from directly or indirectly, holding the Company’s securities in a margin account or otherwise pledging the Company’s securities as collateral for a loan without prior approval from the Nominating and Corporate Governance Committee. Pursuant to such policy, approval may be granted where an officer or director wishes to pledge the Company’s securities as collateral for a loan and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. As reflected under “Security Ownership of Certain Beneficial Owners and Management,” certain shares held by Gaurav Anand, our Chief Financial Officer, and Neil Mehta, a member of our Board, were pledged as collateral to secure certain personal indebtedness.

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EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2021 with respect to compensation plans under which shares of our Class A common stock and Class B common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a)(#)(2)
	(a)	(b)	(c)
Equity Compensation Plans Approved By Security Holders
2021 Equity Incentive Plan	12,731,396(4)	—	130,113,391
Equity Compensation Plans Not Approved By Security Holders
Coupang, LLC Amended and Restated 2011 Equity Incentive Plan(3)	42,414,684(5)	$5.15	—

1	Reflects the weighted average exercise price of stock options only. As RSU awards have no exercise price, they are excluded from the weighted average exercise price calculation set forth in column (b).

2	The aggregate number of our shares available for future issuance under the 2021 Equity Incentive Plan will automatically increase on January 1st of each year beginning in 2022 and ending with a final increase on January 1, 2031, in an amount equal to five percent of the total number of shares of the Company’s capital stock outstanding on December 31st of the preceding year. The Board may provide that there will be no January 1st increase in the shares available for future issuance for any such year or that the increase in the shares available for future issuance for any such year will be a smaller number of shares than would otherwise occur under the automatic increase.

3	For additional information relating to the Coupang, LLC Amended and Restated 2011 Equity Incentive Plan, please refer to Note 12 to our consolidated financial statements for the fiscal year ended December 31, 2021 located in our Annual Report on Form 10-K for such fiscal year.

4	Consists of outstanding RSU awards covering an aggregate of 12,731,396 shares of our Class A Common Stock.

5	Consists of outstanding (i) stock options exercisable for an aggregate of 25,027,387 shares of our Class A Common Stock, (ii) stock options exercisable for an aggregate of 6,607,891 shares of our Class B Common Stock, and (iii) RSU awards covering an aggregate of 10,779,406 shares of our Class A Common Stock.

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NAMED EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the material components of our executive compensation program during fiscal year 2021 and provides an overview of our compensation philosophy and objectives for our named executive officers (“NEOs”).

Our pay-for-performance driven compensation philosophy and practices are designed to be directly tied to increased stockholder value. As a result, NEO compensation is heavily weighted toward providing multi-year equity awards, which are intended to foster a founder’s mentality and entrepreneurial spirit to incentivize long-term stock price appreciation.

Coupang’s NEOs for fiscal year 2021 are:

Name	Title
Bom Kim	Chief Executive Officer
Gaurav Anand	Chief Financial Officer
Hanseung Kang	Representative Director, Business Management
Harold Rogers	General Counsel & Chief Administrative Officer
Thuan Pham	Chief Technology Officer

Objectives, Philosophy, and Elements of Executive Compensation

We’re on a mission to create a world where customers wonder, “How did we ever live without Coupang?” In order to fulfill our mission, we must hire and retain the best. We believe our executive compensation program is key to meeting this goal, and our compensation philosophy aims to achieve the following main objectives:

●	attract, retain, and reward highly qualified executives who help us achieve our mission to “wow” the customer and who are capable of advancing our financial goals and, ultimately, creating and maintaining our long-term equity value;

●	provide incentives that motivate and reward performance; and

●	provide total compensation that is competitive in the markets where we seek executive talent.

Our executive compensation program generally consists of, and is intended to strike a balance among, the following two principal components: base salary and long-term incentive compensation in the form of equity awards.

How We Determine Executive Compensation

Historically, the initial compensation arrangements with our executive officers, including the NEOs, have been determined in arm’s-length negotiations with each individual. The compensation arrangements have been influenced by a variety of factors, including but not limited to the following (each as of the time of the applicable compensation decision):

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●	the strategic importance of the position and our existing business needs;

●	generally available market surveys;

●	benchmarking by role from our selected compensation peer group; and

●	the compensation levels of our other executive officers.

The Compensation Committee sets the compensation for our executive officers at levels that it believes are competitive and appropriate for each executive officer, including each NEO, and that are intended to reflect the varying roles and responsibilities of each individual. We believe that executive pay decisions require consideration of many relevant factors, which may vary from year to year.

Each of the two main elements of our executive officer compensation program (base salary and long-term incentive compensation in the form of equity awards) is intended to fulfill our overall compensation objectives in a complementary manner. Salary provides a consistent level of income and long-term incentive compensation in the form of equity awards is designed to align each executive officer’s efforts with our value over the long term.

Since a significant portion of our executive compensation over the long term is multi-year, variable, and at-risk, we believe our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining individuals while directly aligning their interests with those of our stockholders.

Compensation Setting Process

Our Compensation Committee is responsible for the oversight of our executive compensation program, which is regularly reviewed and discussed with management to assess alignment with our short and long-term goals given the dynamic nature of our business and the markets in which we compete for talent.

Role of Compensation Committee and Management

The Compensation Committee of the Board of Directors is appointed by our Board of Directors and has responsibilities related to the compensation of our directors and executive officers and the development and administration of our executive compensation program. Our Compensation Committee consists solely of independent members of the Board of Directors.

The Compensation Committee reviews and approves all compensation paid to our executive officers, including our NEOs. Historically, management has provided recommendations with respect to the compensation of our executive officers, which may be based upon, among other factors, those discussed below. The Compensation Committee discusses and makes final determinations with respect to executive compensation matters without the CEO present during discussions and decisions related to the CEO’s compensation. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice, or otherwise participate in the Compensation Committee meetings, although such members of management are not present when their compensation is being deliberated upon or approved.

The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and reviews and approves the principal components of compensation (base salary and long-term incentive compensation in the form of equity awards) for our executive officers on an annual basis. In making executive compensation decisions, in addition to the considerations discussed below the Compensation Committee also generally takes into consideration company performance, each executive officer’s individual performance, and the need to retain existing talent in a highly competitive industry.

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Role of Compensation Consultant

The Compensation Committee has the authority to retain independent compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s fees. In 2021, the Compensation Committee retained Compensia, a national compensation consulting firm in the United States, as its independent compensation consultant. Compensia is retained by and reports directly to the Compensation Committee, assists management in preparing for specified committee meetings and participates in committee meetings upon request.

Compensia periodically informs the Compensation Committee on market trends, as well as regulatory issues and developments and how they may impact the Company’s executive compensation program. For 2021, Compensia also:

●	reviewed and updated the Company’s peer group for executive and director compensation benchmarking;

●	reviewed market data and advised the committee regarding the level and structure of the compensation for the Company’s executive officers;

●	provided input regarding the adoption of the Executive Severance Policy;

●	reviewed and advised the Compensation Committee regarding outside director compensation; and

●	provided assistance with and market perspective on the Company’s broader equity compensation strategy, including review of market-based aggregate equity usage metrics.

Compensia does not provide any other services to the Company. The Compensation Committee has assessed the independence of Compensia pursuant to NYSE rules and the Company concluded that the work performed by Compensia for the Compensation Committee did not raise any conflicts of interest.

Comparison to Relevant Peer Group

The Compensation Committee assesses the competitiveness of each NEO’s compensation against the compensation peer group, as discussed below. This is one factor that the Compensation Committee considers when it sets pay levels for our NEOs, as the Compensation Committee does not believe it is appropriate to establish compensation levels based only on market practices. The Compensation Committee believes that compensation decisions are complex and require a deliberate review of Company and individual performance, as well as peer compensation levels. The factors that influence the amount of compensation awarded include, but are not limited to:

●	personal performance and contributions;

●	experience and past performance inside or outside the Company;

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●	role and responsibilities within the Company;

●	market competition for a particular position;

●	tenure with the Company and associated institutional knowledge;

●	long-term potential with the Company; and

●	innovative thinking and leadership.

Accordingly, the Compensation Committee did not target percentile ranks of specific compensation elements or total target direct compensation against the market data. Instead, the Compensation Committee used market data to assess the overall competitiveness and reasonableness of the Company’s executive compensation program. In developing the compensation peer group for 2021, the Compensation Committee considered a number of factors, including:

●	Actual experience in the talent market (companies from which we source and potentially lose executive talent);

●	Scale and complexity (using revenue, earnings, and market capitalization);

●	Geography (preference for companies with significant talent presence in the San Francisco Bay Area); and

●	Company business characteristics (for example, comparably sized high-growth technology companies, technology-oriented gig economy companies, marketplace platforms, global operations, and other high growth indicators).

For 2021 compensation decisions, the Compensation Committee utilized the peer group set forth below.

2021 Peer Group
Airbnb	Pinterest
Block	salesforce.com
Chewy	ServiceNow
ContextLogic	Shopify
DoorDash	Snap
eBay	Splunk
Expedia Group	Twitter
Intuit	Uber Technologies
Lyft	Wayfair
Palantir Technologies	Workday
PayPal Holdings	Zillow Group

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Elements of NEO Compensation

Our executive compensation program is comprised of the following key components:

Component	Objective	Key Features

Base Salary	Recognizes market factors, as well as individual experience, performance, and level of responsibility.	Attract and retain talent and provide executives with cash income predictability and stability.

Long-Term Equity Incentives	Creates a strong link between pay and performance. The realized value of these equity awards over time has a direct relationship to our stock price and establishes an incentive for our NEOs to create sustainable, long-term value for our stockholders, while retaining our NEOs in a highly competitive market.	Variable, at-risk compensation in the form of options and restricted stock units (“RSUs”) that vest upon satisfaction of service-based vesting conditions. Generally granted as multi-year equity awards to foster a founder’s mentality and entrepreneurial spirit.

Base Salary

Annual base salaries are set in March of each year, retroactive to January 1 of that year. In March 2021, the Compensation Committee reviewed the base salaries of our executive officers, including our NEOs, taking into consideration the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described above. Following this review, the Compensation Committee determined to maintain the annual base salaries of each of our NEOs at their 2020 level. For 2021, the base salaries of Messrs. Kim, Anand, Pham, Kang, and Rogers were $850,000, $420,000, $500,000, 1 billion Korean Won (equivalent to 873,805 USD converted from Korean Won to U.S. dollars using the average exchange rate for the twelve months ended December 31, 2021 of ₩1,144 to $1.00 USD) and $450,000, respectively.

Bonuses

From time to time, we may award guaranteed, sign-on and discretionary bonuses to attract or retain executive talent. Generally, sign-on bonuses are used to incentivize candidates to leave their current employers, including used to offset the loss of unvested compensation they may forfeit as a result of leaving their current employers.

Mr. Rogers’ employment arrangement provides for a $100,000 cash retention bonus to be paid on January 6th of each calendar year, subject to his continued employment on each applicable payment date.

Mr. Kang’s employment arrangement provides for a long-term service bonus of 500 million KRW per year to encourage long- term service by Mr. Kang. One quarter of the long-term service bonus of $436,903 (converted from Korean Won to U.S. dollars using the average exchange rate for the twelve months ended December 31, 2021 of ₩1,144 to $1.00 USD), is paid quarterly on the last compensation payment date of the quarter, subject to Mr. Kang’s continued employment on each applicable payment date.

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Long-Term Equity Incentives

We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. As such, a significant portion of our NEO total compensation over the long-term is stock-based compensation designed to create a strong link between pay and performance. While the Compensation Committee has historically not granted equity on an annual basis, its past practice has been to grant equity awards on a periodic basis at levels designed to provide a strong alignment between the recipient and our stockholders and to encourage retention over the vesting period. The realized value of these equity awards over time has a direct relationship to our stock price and establishes an incentive for our NEOs to create sustainable, long-term value for our stockholders, while retaining our NEOs in a highly competitive market.

Our compensation philosophy focuses on the alignment of employee compensation with the long-term performance of our common stock and stockholder and customer interests. Accordingly, in connection with our IPO, we became the first company in Korea to make frontline employees stockholders at scale, providing approximately 39,000 frontline workers with RSU awards. Awards to frontline employees had an aggregate grant date fair value of approximately $68 million, based on the per share value of our Class A common stock at the IPO. In addition, we have historically offered equity to the vast majority of our corporate employees, and as a result, most of our employees held stock options and/or RSUs at the IPO. These awards were designed to further align the compensation of our employees with the long-term performance of our common stock following the IPO and stockholder and customer interests.

Prior to becoming a public company, we granted three types of equity awards to our NEOs: profits interests units (“PIUs”) under our Fourth Amended and Restated 2011 Profits Interest Plan (the “2011 PIP”); options under our Third Amended and Restated 2011 Equity Incentive Plan (the “2011 Plan”), and restricted equity units (“REUs”) under our 2011 Plan, based on our assessment of current market practices. In granting these equity awards and in determining the type of equity award to grant to NEOs, we generally considered, among other things, the NEO’s cash compensation, the need to create a meaningful opportunity for reward based on the creation of long-term value, an evaluation of the expected and actual performance of each NEO, the NEO’s individual contributions and responsibilities, and the retentive effect of the NEO’s existing equity awards and how that lapses over time as awards vest.

In 2021:

●	Mr. Rogers was granted 200,000 REUs in January 2021, subject to service-based vesting and the occurrence of a liquidity event which was satisfied upon the six-month anniversary of our initial public offering;

●	Mr. Kim was granted 6,607,891 options in February 2021 (in satisfaction of the Board of Director’s 2018 approval of a future equity grant to Mr. Kim to incentivize him to undertake an initial public offering), subject to service-based vesting and the occurrence of a liquidity event during a specified performance period and which was satisfied with the initial public offering;

●	Messrs. Anand, Pham, and Kang did not receive equity awards during 2021, in large part due to substantial equity grants made to them in 2020 (they were granted 1,000,000, 3,400,000, and 600,524 time-vesting REUs, respectively, during November and December 2020, which were also subject to the occurrence of a liquidity event that was satisfied upon the six-month anniversary of our initial public offering).

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Upon the completion of our conversion into a Delaware corporation in conjunction with our IPO (the “Corporate Conversion”), all outstanding options to purchase our common units held by our NEOs became options to purchase one share of our Class A common stock (or, in the case of our CEO, Class B common stock) for each common unit underlying these options immediately prior to the Corporate Conversion, at the same exercise price in effect prior to the Corporate Conversion, and the outstanding REUs became RSUs that, upon settlement, settled in one share of our Class A common stock for each common unit underlying such REU immediately prior to the Corporate Conversion (unless, the Compensation Committee determined to settle the RSUs in cash). The outstanding options and RSUs continue to be subject to any applicable time-vesting conditions. The performance-based liquidity event vesting condition applicable to our outstanding RSUs was satisfied in connection with the IPO. Upon completion of our Corporate Conversion, outstanding units held by our CEO converted into an equal number of shares of Class B common stock, and upon completion of the IPO and in accordance with their terms, his outstanding and unvested equity accelerated and vested.

Our NEOs are eligible to receive additional equity awards at the discretion of our Compensation Committee, but may or may not receive equity awards on an annual basis and, consequently, their compensation, as reported in the 2021 Summary Compensation Table below, may fluctuate materially from year to year depending on whether a grant was made in a particular year.

Other Features of Our Executive Compensation Program

Employment Agreements

Effective upon completion of the IPO, we entered into new employment agreements with each of our NEOs that replaced their then-existing employment agreements. These employment agreements are described in more detail below in the subsection titled “NEO Employment Agreements and Potential Payments Upon Termination or Change in Control.”

Severance and Change in Control Payments and Benefits

Messrs. Kim, Pham, and Kang’s employment agreements provide for certain severance payments and/or benefits in the context of certain qualifying terminations of employment. In addition, in January 2021, we adopted an Executive Severance Policy under which our NEOs are eligible to participate. The terms of the Executive Severance Policy were determined based on a review of market practices and the input of Compensia. Our NEOs are entitled to the greater of the severance payments and/or benefits as may be provided in their employment agreements or our Executive Severance Policy upon a qualifying termination of employment. The payments and benefits provided for under their employment agreements and our Executive Severance Policy are described in more detail below in the subsections titled “NEO Employment Agreements and Potential Payments Upon Termination or Change in Control.”

Clawback

If we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our CEO and CFO may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002.

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Employee Benefits and Perquisites

We generally provide our NEOs with benefits available to all our employees, including medical, dental, and vision benefits and, in the United States, participation in a Section 401(k) plan. We also provide certain of our NEOs with security benefits. In addition, as is common practice in Korea, we have purchased a golf club membership for Mr. Kang to use for business purposes. The membership is registered in the Company’s name, is reflected as an asset on the Company’s financial statements, and the Company has the right to sell the membership at any time. Mr. Kang is required to reimburse the Company for his personal use of this membership and, as a result, there is no incremental cost to the Company associated with Mr. Kang’s use of this membership and no amounts have been included with respect to this membership in the 2021 Summary Compensation Table. Mr. Kang did not use the golf membership for personal purposes in 2021.

In some cases, our executives are asked to relocate at our request and serve on expatriate assignment. Consistent with the benefits provided to our other expatriate executives, for our expatriate NEOs, we provide benefits relating to housing, educational support, travel and moving expenses, security and transportation, visa services, and related tax reimbursement with respect to certain of these benefits.

In order to support our executives’ efficiency in the performance of their duties and in response to COVID-19 safety precautions, during 2021, the Company provided chartered aircraft to certain of our executive officers for certain business travel. Occasionally, the executive’s spouse or other guests accompanied the executive on chartered aircraft when the aircraft was already scheduled for business purposes and was able to accommodate additional passengers. In those cases, there is no additional aggregate incremental cost to the Company associated with the additional passengers other than amounts related to meals. In addition, while on business travel, if the executive required incremental lodging to accommodate the executive’s family members, the incremental cost to the Company associated with such additional lodging is reflected as “All Other Compensation” in the “2021 Summary Compensation Table.”

Our NEOs did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us during 2021.

Our NEOs did not participate in, or earn any benefits under, any pension or retirement plan sponsored by us during 2021.

Anti-Hedging Policy

Our insider trading policy prohibits all directors and officers, employees, designated consultants, and designated independent contractors from engaging in hedging or similar transactions in our stock, such as prepaid variable forwards, equity swaps, collars, puts, calls, and short sales.

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Compensation Related Risks

Our Compensation Committee has reviewed our compensation policies and practices to assess whether they encourage our employees, including our NEOs, to take inappropriate risk. Our Compensation Committee believes that the mix and design of the elements of compensation, individually or in their entirety, do not encourage our employees, including our NEOs, to take inappropriate risks. The mix of fixed and variable compensation prevents undue focus on short-term results and is intended to align the long-term interests of our NEOs and our other participating employees with those of our stockholders.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis. Based on that review and discussion, we recommended to our Board that the CD&A be included in this Proxy Statement and incorporated into Coupang’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

THE COMPENSATION COMMITTEE

Neil Mehta, Chair

Kevin Warsh

Pedro Franceschi

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Compensation Tables

2021 Summary Compensation Table

The following table provides information concerning compensation awarded to, earned by, or paid to each of our NEOs for all services rendered in all capacities during fiscal years 2020 and 2021.

Name	Year	Salary ($)(1)(2)	Bonus ($)(1)(3)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)(1)	Total ($)

Bom Kim	2021	890,993	—	—	—(4)	696,996(5)	1,587,989
Chief Executive Officer	2020	886,635	—	13,259,121(6)	—	195,473	14,341,229

Gaurav Anand	2021	438,126	—	—	—	420,378(7)	858,504
Chief Financial Officer	2020	423,065	75,600	8,070,000(6)	—	537,165	9,105,830

Hanseung Kang Representative	2021	873,805	436,903	—	—	85,380(8)	1,396,088
Director, Business Management	2020	141,237	—	4,846,229(6)	—	—	4,987,466

Harold Rogers General Counsel &	2021	450,000	100,000	2,332,000(6)	—	309,772(9)	3,191,771
Chief Administrative Officer	2020	446,358	300,000	—	1,074,133(4)	269,634	2,090,125

Thuan Pham	2021	492,308	—	—	—	30,712(10)	523,020
Chief Technology Officer	2020	142,045	—	27,438,000(6)	—	60,730	27,640,775

1	Certain amounts reflected in the “Salary” and “Bonus” columns for all NEOs (except for Mr. Pham who was paid in U.S. dollars) and certain amounts reflected in the “All Other Compensation” column for all NEOs were converted from Korean Won to U.S. dollars using the average exchange rate for the twelve months ended December 31, 2021 of ₩1,144 to $1.00 USD.

2	These amounts represent the NEO’s base salary earned during the specified fiscal year and payments for unused vacation days.

3	2021 amounts reflect bonuses under the NEO’s employment agreement.

4	As required pursuant to the SEC’s disclosure rules, the value of Mr. Kim’s IPO incentive award included in the table above was computed based on the probable outcome of the performance-based liquidity event vesting condition (i.e., occurrence of our IPO). Achievement of the performance-based liquidity event vesting condition was not deemed probable on the grant date and, accordingly, no value is included in the table for the award pursuant to the SEC’s disclosure rules. Assuming achievement of the performance-based liquidity event vesting condition, the grant date fair value of Mr. Kim’s IPO incentive award was $58,347,678. This amount represents the aggregate grant date fair value of the awards, as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in the calculation of the grant date fair value, refer to Note 12 in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Note that the amount reported in this column reflects the aggregate accounting cost for the IPO incentive award and does not necessarily correspond to the actual economic value that may be received by Mr. Kim from this award.

5	This amount includes security and transportation costs in the amount of $374,592, housing and moving costs of $177,691. This amount also includes education expenses, insurance premiums, executive benefits, and tax filing services. This amount also includes a tax gross-up of $24,624 relating to global health insurance, schooling, moving costs, and transportation. The benefits received by Mr. Kim were valued on the basis of the aggregate incremental cost to the Company and represent the amount paid to the service provider or Mr. Kim, as applicable.

6	These amounts represent the aggregate grant date fair value of equity awards, as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in the calculation of the grant date fair value, refer to Note 12 in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Note that the amounts reported in this column reflect the aggregate accounting cost for these stock options and do not necessarily correspond to the actual economic value that may be received by our NEOs from the awards.

7	This amount includes security and transportation costs in the amount of $132,194, housing and moving costs of $105,556, and education expenses of $79,986. This amount also includes insurance premiums, executive benefits, and tax filing services. This amount also includes a tax gross-up of $55,698 relating to global health insurance, education, moving costs, and transportation. The benefits received by Mr. Anand were valued on the basis of the aggregate incremental cost to the Company and represent the amount paid to the service provider or Mr. Anand, as applicable.

8	This amount includes security and transportation costs in the amount of $72,796. This amount also includes insurance premiums, executive benefits, gym membership, and tax filing services. The benefits received by Mr. Kang were valued on the basis of the aggregate incremental cost to the Company and represent the amount paid to the service provider or Mr. Kang, as applicable.

9	This amount includes security and transportation costs in the amount of $70,384, housing and moving costs of $77,124, and education expenses of $72,169. This amount also includes insurance premiums of $31,582, executive benefits, and tax filing services. This amount also includes a tax gross-up of $47,965 relating to global health insurance, education, moving costs, and transportation. The benefits received by Mr. Rogers were valued on the basis of the aggregate incremental cost to the Company and represent the amount paid to the service provider or Mr. Rogers, as applicable.

10	This amount includes insurance premiums of $25,999 and tax filing services. The benefits received by Mr. Pham were valued on the basis of the aggregate incremental cost to the Company and represent the amount paid to the service provider or Mr. Pham, as applicable.

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2021 Grants of Plan-Based Awards

The following table provides information concerning each grant of an award made in 2021 for each of our NEOs under any compensation plan. This information supplements the information about these awards set forth in the Summary Compensation Table.

Name	Grant Date(1)	Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Exercise Price or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)

Bom Kim	—	—	—	—	—
Options	2/7/2021	6,607,891	—	16.46	—(2)

Gaurav Anand	—	—	—	—	—

Hanseung Kang	—	—	—	—	—

Harold Rogers	—	—	—	—	—

REUs(3)	1/11/2021	—	200,000	—	2,332,000(4)

Thuan Pham	—	—	—	—	—

1	The vesting schedule applicable to each award is set forth in the subsection titled “Outstanding Equity Awards at December 31, 2021” below.

2	As required pursuant to the SEC’s disclosure rules, the value of Mr. Kim’s IPO incentive award included in the table above was computed based on the probable outcome of the performance-based liquidity event vesting condition (i.e., occurrence of our IPO). Achievement of the performance-based liquidity event vesting condition was not deemed probable on the grant date and accordingly, no value is included in the table for the award pursuant to the SEC’s disclosure rules. See footnote (4) to the 2021 Summary Compensation Table above.

3	These REUs were converted into RSUs upon the completion of our Corporate Conversion.

4	This amount reflects the aggregate grant date fair value of the award, as computed in accordance with FASB ASC Topic 718.

42 | Proxy Statement

Outstanding Equity Awards at December 31, 2021

The following table sets forth certain information with respect to outstanding equity awards as of December 31, 2021:

			Option Awards			Stock Awards

Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Bom Kim	2/7/2021	1,651,973(2)	4,955,918(2)	16.46	2/7/2028	—	—

	5/17/2018		30,000(3)	1.98	5/16/2028	—	—
Gaurav Anand	5/16/2019		2,040,000(4)	1.99	5/15/2029	—	—
	12/2/2020	—	—	—	—	800,000(5)	23,504,000

Hanseung Kang	11/18/2020	—	—	—	—	450,393(7)	13,232,546

Harold Rogers	1/23/2020	360,500	463,500(8)	2.24	1/22/2030	—	—
	1/11/2021	—	—	—	—	160,000(9)	4,700,800

Thuan Pham	11/18/2020	—	—	—	—	2,550,000(6)	74,919,000

1	These amounts reflect the closing price of our Class A common stock on the NYSE on December 31, 2021 (the last trading day of fiscal year 2021), which was $29.38.

2	1/36 of the initial grant of the shares subject to the stock option vest monthly over a 3-year period commencing on April 15, 2021, provided that the NEO remains in continuous service with us as of each of the applicable vesting dates. Vesting was also contingent on the IPO, which vesting condition was satisfied in March 2021.

3	10% of the shares subject to the stock option vested on March 1, 2019, and 6.25% vest on each quarterly anniversary thereafter, provided that the NEO remains in continuous service with us as of each of the applicable vesting dates.

4	10.8% of the shares subject to the stock option vested on May 1, 2021, and 6.25% vest on each quarterly anniversary thereafter, provided that the NEO remains in continuous service with us as of each of the applicable vesting dates.

5	These RSUs vest as to 5% of the RSUs on March 1, 2021 and on each quarterly anniversary thereafter, subject to the NEO’s continued service with us as of each applicable vesting date. Vesting was also contingent on the IPO, which vesting condition was satisfied in March 2021.

6	These RSUs vest as to 12.5% of the RSUs on May 17, 2021 and 6.25% of the RSUs on each quarterly anniversary thereafter, subject to the NEO’s continued service with us as of each applicable vesting date. Vesting was also contingent on the IPO, which vesting condition was satisfied in March 2021.

7	These RSUs vest as to 25% of the RSUs on November 1, 2021 and 6.25% of the RSUs on each quarterly anniversary thereafter, subject to the NEO’s continued service with us as of each applicable vesting date. Vesting was also contingent on the IPO, which vesting condition was satisfied in March 2021.

8	25% of the shares subject to the stock option vested on January 1, 2021, and 6.25% vest on each quarterly anniversary thereafter, provided that the NEO remains in continuous service with us as of each of the applicable vesting dates.

9	1/20 of the initial grant of 200,000 RSUs vest quarterly over a 5-year period commencing on March 1, 2021, subject to the NEO’s continued employment through each applicable vesting date. Vesting was also contingent on the IPO, or the occurrence of a change in control, which vesting condition was satisfied upon the six- month anniversary of our initial public offering.

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2021 Option Exercises and Stock Vested

The following table sets forth certain information with respect to shares acquired by our NEOs upon the exercise of stock options and vesting of units and Class B common stock in 2021. As discussed above, prior to the initial public offering, we implemented our equity incentive program through PIUs and REUs. PIUs represented an actual equity ownership in the Company at the time of grant. REUs, on the other hand, represented the right to receive equity ownership following the satisfaction of specified vesting conditions.

Mr. Kim received PIUs in 2018 and 2020. Under the terms of the PIUs, upon the corporate conversion, the PIUs were exchanged for Class B Common Stock of the surviving entity. With respect to Mr. Kim, the Class B Common Stock reported below represent shares granted in 2018, approximately half of which vested in connection with the IPO, and the PIUs granted in 2020, most of which vested in connection with the initial public offering in accordance with the terms agreed to in 2018 for the PIUs generally.

	Option Awards		Stock Awards

Name	Number of Shares	Value Realized	Number of Shares	Value Realized on
	Acquired uponon	Exercise ($)(1)	Acquired on	Vesting ($)(2)
	Exercise (#)		Vesting (#)

Bom Kim	—	—	14,015,194	$670,122,644(3)

Gaurav Anand	628,000	$14,877,478	467,500	$15,311,725

Hanseung Kang	—	—	150,131	$4,538,460

Harold Rogers	—	—	40,000	$1,250,300

Thuan Pham	—	—	850,000	$27,376,375

1	With respect to the exercise of stock options prior to our initial public offering, there was no market for our common units and thus the market value of each option exercised is based on the fair market value of a common unit (as determined by our Board of Directors) as of each applicable exercise date, less the exercise price of each corresponding option. With respect to the exercise of stock options following our initial public offering, the aggregate value realized upon exercise of a stock option represents the difference between the aggregate market price of the shares of our Class A common stock on the date of exercise and the aggregate exercise price of the stock option. In each case, the value realized is before payment of any applicable taxes and brokerage commissions, if any.

2	With respect to the vesting of awards prior to our initial public offering, there was no market for our common units and thus the value realized upon vesting has been calculated by multiplying the gross number of shares acquired on vesting by the fair market value of a common unit (as determined by our Board of Directors) as of each applicable vesting date. With respect to the vesting of awards in connection with our initial public offering, the value realized upon vesting has been calculated by multiplying the gross number of shares acquired on vesting by the closing price of our Class A common stock on the NYSE on the vesting date. Therefore, the amounts shown in this column do not represent the actual amounts paid to or realized by the NEO during 2021 nor do they represent the amounts that may be used for tax purposes.

3	The value on March 10, 2021 (including with respect to units that vested in 2021 prior to the initial public offering), was $470,029,109, and the value on March 15, 2021 (including with respect to units that vested in 2021 prior to the initial public offering), was $670,122,644. The underlying contracts are ambiguous as to the vesting date; for purposes of this disclosure, out of an abundance of caution, we are using the date corresponding to the higher value.

44 | Proxy Statement

NEO Employment Agreements and Potential Payments Upon Termination or Change in Control

Employment Agreements

Bom Kim

Mr. Kim’s employment agreement provides for an annual base salary of $850,000 per year (which may be increased by the Board of Directors or the Compensation Committee, as applicable). The employment agreement also provides that Mr. Kim will participate in any of our bonus plans, our long-term incentive plan (under which he will receive awards as determined by the Board of Directors or Compensation Committee, as applicable), and our employee benefit plans on no less favorable terms to those provided to our other senior officers.

Mr. Kim’s employment agreement provides for an initial term of employment of three years, with automatic one year renewals unless either party provides written notice of nonrenewal to the other party at least six months prior to the end of the initial term or a renewal term, as applicable, subject to earlier termination in the case of Mr. Kim’s death or disability (as defined in the employment agreement), resignation with or without good reason (as defined in the employment agreement), or termination by us with or without cause (as defined in the employment agreement).

Mr. Kim’s employment agreement also includes a confidentiality and nondisclosure restriction, intellectual property assignment provisions, and certain rights to indemnification by us. Mr. Kim’s employment agreement further provides that if any amounts payable to Mr. Kim, whether under the employment agreement or otherwise, would constitute “parachute payments” under Section 280G of the Code and would be subject to an excise tax imposed by Section 4999 of the Code, then payments will either be reduced to the least extent necessary to avoid the application of such excise tax or paid in full, whichever will result in the greatest after-tax benefit to Mr. Kim.

Gaurav Anand

Mr. Anand’s executive appointment agreement provides for an annual base salary of $420,000 per year (subject to periodic review and potential increases by the Board of Directors or Compensation Committee). The executive appointment agreement also provides that Mr. Anand is eligible for short-term or long-term incentive awards under such policies and programs we may maintain from time to time and is eligible to participate in our health care benefit plans in accordance with their terms.

The term of Mr. Anand’s appointment with us under his executive appointment agreement is for a period of two years (with automatic one year renewals), provided that either party may terminate the appointment earlier for any reason upon 60 days’ notice (or, in the case of termination by us, pay in lieu thereof, subject to Mr. Anand’s execution of an effective release), except that we may terminate the appointment immediately for cause (as defined in the executive appointment agreement). Mr. Anand is also eligible to participate in our Executive Severance Policy.

Mr. Anand’s executive appointment agreement contains certain restrictive covenants, including restrictions on solicitation of staff for one year following termination of his appointment with us and a non-disparagement provision. Mr. Anand is also bound by the restrictions contained in our standard form of confidentiality and invention assignment agreement. Mr. Anand’s executive appointment agreement further provides that if any amounts payable to Mr. Anand, whether under the executive appointment agreement or otherwise, would constitute “parachute payments” under Section 280G of the Code and would be subject to an excise tax imposed by Section 4999 of the Code, then payments will either be reduced to the least extent necessary to avoid the application of such excise tax or paid in full, whichever will result in the greatest after-tax benefit to Mr. Anand.

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In addition, Mr. Anand is party to a new letter of assignment with us and Coupang Corp., which governs the terms of Mr. Anand’s international assignment from us to Coupang Corp. and provides for certain international-assignment related allowances and reimbursements, including for housing costs, transportation costs, and education expenses.

Hanseung Kang

Mr. Kang’s executive appointment agreement provides for an annual base salary of $873,805 (subject to periodic review and potential increases by the Board of Directors or Compensation Committee) and a long-term service bonus of $436,903 per year (payable in quarterly installments on the last payroll date per quarter, subject to Mr. Kang being in service with us on each payment date). The executive appointment agreement also provides that Mr. Kang is eligible for short-term or long- term incentive awards under such policies and programs we may maintain from time to time. In addition, Mr. Kang is eligible for a work vehicle and driver (as determined by the Board of Directors), and health club memberships. The employment agreement also provides for a golf club membership, which the Company has obtained for business purposes and which Mr. Kang may use for personal purposes provided that Mr. Kang reimburses the Company for the costs of such personal usage. Mr. Kang did not use the golf membership for personal purposes in 2021.

The term of Mr. Kang’s appointment with us under his executive appointment agreement is through November 1, 2024, provided that either party may terminate the appointment earlier for any reason upon 60 days’ notice (or, in the case of termination by us, pay in lieu thereof, subject to Mr. Kang’s execution of an effective release), except that we may terminate the appointment immediately for cause (as defined in the executive appointment agreement).

Mr. Kang’s executive appointment agreement contains certain restrictive covenants, including restrictions on solicitation of staff for one year following termination of Mr. Kang’s appointment with us and a non-disparagement provision. Mr. Kang is also bound by the restrictions contained in our standard form of confidentiality and invention assignment agreement.

Harold Rogers

Mr. Rogers’ executive appointment agreement provides for an annual base salary of $450,000 per year (subject to periodic review and potential increases by the Board of Directors or Compensation Committee) and an annual retention bonus of $100,000 per year (to be paid on each anniversary of his original commencement date with us, subject to Mr. Rogers’ being in service with us and not having served notice of resignation or termination on each payment date). The executive appointment agreement also provides that Mr. Rogers is eligible for short-term or long-term incentive awards under such policies and programs we may maintain from time to time and is eligible to participate in our health care benefit plans in accordance with their terms.

The term of Mr. Rogers’ appointment with us under his executive appointment agreement is for a period of two years (with automatic one year renewals), provided that either party may terminate the appointment earlier for any reason upon 60 days’ notice (or in the case of termination by us, pay in lieu thereof, subject to Mr. Rogers’ execution of an effective release), except that we may terminate the appointment immediately for cause (as defined in the executive appointment agreement).

46 | Proxy Statement

Mr. Rogers is also eligible to participate in our Executive Severance Policy.

Mr. Rogers’ executive appointment agreement contains certain restrictive covenants, including restrictions on solicitation of staff for one year following termination of his appointment with us and a non-disparagement provision. Mr. Rogers is also bound by the restrictions contained in our standard form of confidentiality and invention assignment agreement. In addition, Mr. Rogers is party to a new letter of assignment with us and Coupang Corp., which governs the terms of Mr. Rogers’ international assignment from us to Coupang Corp. and provides for certain international-assignment related allowances and reimbursements, including for housing costs, transportation costs and education expenses. Mr. Rogers’ executive appointment agreement further provides that if any amounts payable to Mr. Rogers, whether under the executive appointment agreement or otherwise, would constitute “parachute payments” under Section 280G of the Code and would be subject to an excise tax imposed by Section 4999 of the Code, then payments will either be reduced to the least extent necessary to avoid the application of such excise tax or paid in full, whichever will result in the greatest after-tax benefit to Mr. Rogers.

Thuan Pham

Mr. Pham’s employment agreement provides for an annual base salary of $500,000 per year (subject to periodic review and potential increases by the Board of Directors or Compensation Committee). The employment agreement also provides that Mr. Pham is eligible for short-term or long-term incentive awards under such policies and programs we may maintain from time to time and is eligible to participate in our employee benefit plans in accordance with their terms.

Mr. Pham’s employment agreement contains certain restrictive covenants, including restrictions on solicitation of staff for one year following termination of employment and a non-disparagement provision. Mr. Pham is also bound by the restrictions contained in our standard form of confidentiality and invention assignment agreement. Mr. Pham’s executive appointment agreement further provides that if any amounts payable to Mr. Pham, whether under the executive appointment agreement or otherwise, would constitute “parachute payments” under Section 280G of the Code and would be subject to an excise tax imposed by Section 4999 of the Code, then payments will either be reduced to the least extent necessary to avoid the application of such excise tax or paid in full, whichever will result in the greatest after-tax benefit to Mr. Pham.

Termination and Change in Control Provisions

Executive Severance Policy

In January 2021, we adopted an Executive Severance Policy, under which our executive officers, including our NEOs, are eligible to participate. Under the Executive Severance Policy, if a NEO’s employment is terminated by us without cause (including by reason of death or incapacity (as defined in the Executive Severance Policy)) at any time, or if a NEO resigns for good reason within 12 months following a change in control (each such term as defined in the Executive Severance Policy), and the NEO executes and does not revoke a release in our favor and continues to comply with restrictive covenants (other than in the case of termination due to death or incapacity), the NEO will be entitled to the following benefits:

●	If the NEO is based in the United States or is an expat based in Korea, an amount equal to the NEO’s annual base salary payable as a lump sum or in installments at our discretion. If the NEO is a non-expat based in Korea, the NEO will be entitled to receive the greater of one times the NEO’s annual base salary or an amount in line with the statutory severance formula under applicable Korean law (which is generally one month of base pay for each year of service) multiplied by a multiplier of up to four payable as a lump sum or in installments at our discretion, following standard Korean market practice; and

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●	If the NEO is based in the United States and elects to continue health insurance coverage under COBRA, our payment of the monthly premiums for COBRA continuation coverage for the NEO and his or her dependents at the same rate as we paid at the time of such termination for a period of 12 months.

Following standard Korean market practice, the Executive Severance Policy also provides for severance pay (subject to the execution and non-revocation of a release in our favor) to our NEOs who are based in Korea in the event of their voluntary termination of employment (including due to expiration of the term of their employment agreements) that is calculated in line with the statutory severance formula under applicable Korean law (generally one month of base pay for each year of service, which is multiplied by a multiplier of up to four in the case of a non-expat NEO based in Korea and multiplied by one in the case of an expat executive officer based in Korea).

If, at the time of a NEO’s termination of employment, the NEO is subject to an employment or other individual service agreement with us that provides for the payment of severance upon a termination of employment that is more favorable than the payments under the Executive Severance Policy, the NEO will receive such severance payments rather than the severance payments provided for under the Executive Severance Policy, and such severance payments provided under the Executive Severance Policy will be deemed included in such contractual severance payments.

In addition, if any of the payments or benefits provided for under the Executive Severance Policy or otherwise would constitute “parachute payments” within the meaning of Section 280G of the Code and/or if such payments or benefits would give rise to a tax deduction for us that may potentially be limited by Section 280G and Section 4999 of the Code, the NEO would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after- tax benefit to the NEO.

Bom Kim

Under the terms of his employment agreement, if Mr. Kim’s employment is terminated by us without cause or by him for good reason (including by reason of our failure to renew the term of the employment agreement), under the employment agreement, in addition to accrued obligations, Mr. Kim is entitled to receive the following severance payments and benefits (subject to his entering into an effective mutual release of claims and continued compliance with non-disclosure requirements): (i) two times his then-current annual base salary ($1,700,000) (payable as a lump sum); (ii) continued coverage for him and his eligible dependents under our group health plan for a period of up to 24 months following termination (or until he is eligible for other employer-provided health insurance, if sooner) with all costs for such coverage including any taxes that may be imposed on Mr. Kim in respect of such coverage being borne by us (the value of such benefits as of December 31, 2021: $62,434); and (iii) immediate vesting of his outstanding equity awards (with any unsatisfied performance conditions assumed satisfied at target) (the value of such vesting as of December 31, 2021: $64,030,461). If Mr. Kim’s employment is terminated due to his death or disability, Mr. Kim is entitled to receive the following severance payments and benefits (subject to his entering into an effective mutual release of claims and continued compliance with non-disclosure requirements): (i) 12 months of his then-current base salary ($850,000) (in the case of his death, payable in equal installments in accordance with our customary payroll practices, and in the case of his disability, payable as a lump sum); (ii) immediate vesting of his outstanding equity awards (with any unsatisfied performance conditions assumed satisfied at target) (the value of such vesting as of December 31, 2021: $64,030,461); and (iii) continued coverage for him and his eligible dependents under our group health plan for a period of up to 24 months following termination (or until he is eligible for other employer-provided health insurance, if sooner) with all costs for such coverage including the cost of any taxes that may be imposed on Mr. Kim in respect of such coverage being borne by us (the value of such benefits as of December 31, 2021: $62,434).

48 | Proxy Statement

In the event of a termination of Mr. Kim’s employment by us without cause, by him for good reason, or due to his death or disability, or in the event of a change in control, his IPO incentive award will accelerate and fully vest (with any unsatisfied performance conditions assumed satisfied at target) (the value of such vesting as of December 31, 2021: $64,030,461).

Hanseung Kang

If Mr. Kang’s appointment under his executive appointment agreement is terminated by us without cause (as defined in his executive appointment agreement) other than by reason of death or disability, Mr. Kang is entitled to continued payment of his base salary for a period of 12 months ($873,805) (subject to his execution of an effective release and continued compliance with non-solicitation, non-disparagement, and confidentiality requirements). In addition, upon a termination of Mr. Kang’s appointment by us without cause (other than by reason of death or disability), Mr. Kang is entitled to continue to time vest and settle in any of his outstanding and unvested RSUs from his November 2020 REU grant for a period of 12 months following such termination (the value of such vesting as of December 31, 2021: $4,410,849). Mr. Kang is also eligible to participate in our Executive Severance Policy (provided that to the extent any severance under the executive appointment agreement is more favorable than any severance under our Executive Severance Policy, Mr. Kang will receive the severance under the executive appointment agreement rather than under such policy). Under the terms of our Executive Severance Policy, if Mr. Kang’s employment is terminated by us without cause (including by reason of death or incapacity) at any time, or if he resigns for good reason within 12 months following a change in control, then, subject to his execution and non- revocation of a release in our favor and continued compliance with certain restrictive covenants (as described above), Mr. Kang would be entitled to an amount equal to his annual base salary ($873,805). In addition, in the event of a voluntary termination of Mr. Kang’s employment without good reason, subject to his execution and non-revocation of a release in our favor (as described above), Mr. Kang is entitled to his monthly average base salary for the three months immediately preceding such termination, multiplied by his number of years of service as an “Executive” (as defined in the Executive Severance Policy and pro-rated for any partial years), multiplied by three ($254,361 as of December 31, 2021).

Under the terms of the 2011 Plan, in the event of a change in control in which Mr. Kang’s outstanding equity awards are assumed or replaced and his employment is terminated without cause or he resigns for good reason, as such terms are defined in the 2011 Plan, within 12 months thereof, then 50% of his then unvested outstanding equity awards under the 2011 Plan would accelerate and vest (the value of such vesting as of December 31, 2021: $6,616,273). In the event of a change in control in which the executive’s outstanding equity awards under the 2011 Plan are not assumed or replaced, all of his then unvested outstanding equity awards will accelerate and fully vest under the terms of the 2011 Plan, regardless of whether or not his employment terminates (the value of such vesting as of December 31, 2021: $13,232,546).

*	Amounts reported in this section for Mr. Kang were, as applicable, converted from Korean Won to U.S. dollars using the average exchange rate for the twelve months ended December 31, 2021 of ₩1,144 to $1.00 USD.

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Gaurav Anand and Harold Rogers

The executive appointment agreements for Messrs. Anand and Rogers provide that they will be eligible to participate in our Executive Severance Policy as may be in effect and/or amended and/or restated from time to time. Under the terms of the Executive Severance Policy, if Mr. Anand or Mr. Rogers’ employment is terminated by us without cause (including by reason of death or incapacity) at any time, or if they resign for good reason within 12 months following a change in control, then, subject to their execution and non-revocation of a release in our favor and continued compliance with certain restrictive covenants (as described above), they would be entitled to (i) an amount equal to their annual base salary ($420,000 and $450,000 for Mr. Anand and Mr. Rogers, respectively). In addition, in the event of a voluntary termination of their employment without good reason, subject to their execution and non-revocation of a release in our favor (as described above), Mr. Anand and Mr. Rogers are each entitled to their monthly average base salary for the three months immediately preceding such termination, multiplied by their number of years of service as an Executive (pro-rated for any partial years), multiplied by one (as of December 31, 2021: $174,233 and $74,486 for Mr. Anand and Mr. Rogers, respectively).

Under the terms of the 2011 Plan, in the event of a change in control in which Messrs. Anand or Rogers’ outstanding equity awards are assumed or replaced and their employment is terminated without cause or they resign for good reason, as such terms are defined in the 2011 Plan, within 12 months thereof, then 50% of then unvested outstanding equity awards under the 2011 Plan would accelerate and vest (the value of such vesting as of December 31, 2021 for Messrs. Anand and Rogers: $40,100,800 and $8,640,095, respectively). In the event of a change in control in which the executive’s outstanding equity awards under the 2011 Plan are not assumed or replaced, all of the then unvested outstanding equity awards will accelerate and fully vest under the terms of the 2011 Plan, regardless of whether or not employment terminates (the value of such vesting as of December 31, 2021 for Messrs. Anand and Rogers: $80,201,600 and $17,280,190, respectively).

Thuan Pham

Mr. Pham’s employment agreement provides for “at will” employment. However, if Mr. Pham’s employment under his employment agreement is terminated by us without cause (as defined in the employment agreement) other than by reason of death or disability or Mr. Pham resigns for good reason (as defined in the employment agreement), including during the period of three months prior to or 12 months following a change in control (as defined in the employment agreement), Mr. Pham is entitled to continued payment of his base salary for a period of 12 months ($500,000) (subject to his execution of an effective release and continued compliance with non-solicitation, non-disparagement, and confidentiality requirements). Mr. Pham is also eligible to participate in our Executive Severance Policy (provided that to the extent any severance under the employment agreement is more favorable than any severance under our Executive Severance Policy, Mr. Pham will receive the severance under the employment agreement rather than under such policy). Under the terms of our Executive Severance Policy, if Mr. Pham’s employment is terminated by us without cause (including by reason of death or incapacity) at any time, or if he resigns for good reason within 12 months following a change in control, then, subject to his execution and non-revocation of a release in our favor and continued compliance with certain restrictive covenants (as described above), Mr. Pham would be entitled to (i) an amount equal to his annual base salary ($500,000) and (ii) continued health insurance coverage at active employee rates for 12 months (the value of such benefits as of December 31, 2021: $30,253).

50 | Proxy Statement

Under the terms of the 2011 Plan, in the event of a change in control in which Mr. Pham’s outstanding equity awards are assumed or replaced and his employment is terminated without cause or he resigns for good reason, as such terms are defined in the 2011 Plan, within 12 months thereof, then 50% of his then unvested outstanding equity awards under the 2011 Plan would accelerate and vest (the value of such vesting as of December 31, 2021: $37,459,500). In the event of a change in control in which the executive’s outstanding equity awards under the 2011 Plan are not assumed or replaced, all of his then unvested outstanding equity awards will accelerate and fully vest under the terms of the 2011 Plan, regardless of whether or not his employment terminates (the value of such vesting as of December 31, 2021: $74,919,000).

Coupang Inc. | 51

PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders are being asked to approve, in an advisory, non-binding vote, the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion. In considering their vote, we urge stockholders to review the information on our compensation policies and decisions regarding the NEOs presented in the Compensation Discussion and Analysis on pages 32-51.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding. Although this resolution is non-binding, the Board and the Compensation Committee value the opinions of our Stockholders and will review and consider the voting results when making future compensation decisions for our NEOs. If shareholders approve the “One Year” option as the frequency of future say-on-pay votes under Proposal 4, we expect that we will conduct our next say-on-pay vote at the 2023 annual meeting of stockholders.

We believe that our compensation components provide a reasonable balance of base compensation and long-term equity-based incentive compensation that is closely aligned with the Company’s overall performance. The Company aims to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through cash and equity-based incentive compensation to achieve business objectives and create stockholder value. We believe that each of our compensation components is integral to attracting, retaining, and rewarding qualified NEOs.

The text of the resolution in respect of Proposal no. 3 is as follows:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.

52 | Proxy Statement

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF STOCKHOLDER VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our Stockholders are also entitled to vote, on an advisory basis, on whether the “say-on-pay” vote, as required by Section 14A of the Exchange Act (and as described above in Proposal 3), should occur every one, two, or three years. The vote on the frequency of the say-on-pay vote, just as with the say-on-pay vote itself, is advisory only, and it also is not binding on the Company or on our Board of Directors. Although the vote is non-binding, the Compensation Committee and the Board will carefully consider the outcome of the vote when determining the frequency of future stockholder advisory votes to approve the compensation of our named executive officers.

After careful consideration, the Board has determined that a say-on-pay vote that occurs every year is the most appropriate alternative for our company at this time. Therefore, the Board recommends that you vote for a “One Year” frequency for the say-on-pay vote.

Although the Board recommends a say-on-pay vote be held every year, you are free to vote one of four choices for this Proposal 3 on the proxy card: “One Year”, “Two Years”, “Three Years”, or “Abstain.” The text of the resolution in respect of Proposal no. 4 is as follows:

RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold an advisory stockholder vote to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

Coupang Inc. | 53

OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

OTHER INFORMATION

Householding of Proxies

Under rules adopted by the SEC, we are permitted to deliver a single Internet Notice to any household in which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each stockholder will continue to be entitled to submit a separate proxy or voting instructions.

The Company is not householding this year for those stockholders who own their shares directly in their own name. If you share the same last name and address with another Company stockholder who also holds his or her shares directly, and you would each like to start householding for the Company’s annual reports and proxy materials, please contact us at Coupang, Inc., ir@coupang.com.

This year, some brokers and nominees who hold Company shares on behalf of stockholders may be participating in the practice of householding proxy statements and annual reports for those stockholders. If your household receives a single Internet Notice for this year, but you would like to receive your own copy, please contact us as stated above, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another stockholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

Additional Filings

The Company’s reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website, www.coupang.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

You may request a copy of our SEC filings, including a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this Proxy Statement or by e-mailing us at ir@coupang.com.

54 | Proxy Statement

Stockholder Proposals for the 2023 Annual Meeting of Stockholders

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of Stockholders or nominate persons for election to the Board.

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2023 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2023 proxy statement, any such stockholder proposals must be submitted in writing to the General Counsel and Chief Administrative Officer of the Company no later than January 2, 2023, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

Alternatively, in accordance with the “advance notice” provisions of our bylaws, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2023 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the 2022 Annual Meeting of Stockholders, unless the date of the 2023 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2022 Annual Meeting of Stockholders. For the Company’s 2023 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than February 16, 2023 and no later than March 18, 2023. If the date of the 2023 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2022 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2023 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting of Stockholders, or the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting of Stockholders is first made by the Company.

In addition to satisfying the deadlines in the “advance notice” provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these “advance notice” provisions must provide the notice required under Rule 14a-19 to the Company no later than April 17, 2023.

Notices of any proposals or nominations for the Company’s 2023 Annual Meeting of Stockholders should be sent to our General Counsel and Chief Administrative Officer of the Company at C/O Coupang, Inc., Tower 730, 570, Songpa-daero, Songpa-gu, Seoul, Republic of Korea 05510.

Coupang Inc. | 55

COUPANG, INC
720 OLIVE WAY, SUITE 600
SEATTLE, WA 98101

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 15, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CPNG2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 15, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D83802-P67905

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COUPANG, INC.

Company Proposals

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1 below:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Bom Kim	☐	☐	☐
1b. Neil Mehta	☐	☐	☐
1c. Jason Child	☐	☐	☐
1d. Pedro Franceschi	☐	☐	☐
1e. Benjamin Sun	☐	☐	☐
1f. Kevin Warsh	☐	☐	☐
1g. Harry You	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. To ratify the appointment of Samil PricewaterhouseCoopers as Coupang, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐
3. To consider a non-binding vote to approve the compensation of Coupang, Inc.'s named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. To consider a non-binding vote on the frequency of future stockholder votes to approve the compensation of Coupang, Inc.'s named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

NY20002360 x1 - 000060

D83803-P67905

COUPANG, INC.
Annual Meeting of Stockholders
June 16, 2022 4:00 PM Pacific Time
This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Bom Kim, Chairman and Chief Executive Officer, Gaurav Anand, Chief Financial Officer, and Harold Rogers, General Counsel and Chief Administrative Officer (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Coupang, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 4:00 PM Pacific Time, on June 16, 2022, via live webcast at www.virtualshareholdermeeting.com/CPNG2022 and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY, WHEN THIS PROXY IS PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION FOR ELECTING THE NOMINEES TO THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE OF THIS CARD, FOR PROPOSALS 2 AND 3, AND ONE YEAR FOR PROPOSAL 4. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

Continued and to be signed on reverse side

NY20002360 - x1 - 000061